Certain confidential information contained in this document, marked by “[***]”, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
EXECUTION VERSION

THIRD AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
between
LOANDEPOT GMSR MASTER TRUST
(“Buyer”)
and
LOANDEPOT.COM, LLC
(“Seller”)
Dated as of January 25, 2024

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TABLE OF CONTENTS

-i-
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-ii-
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Schedule 1-A    –    Representations and Warranties Regarding the Assets
Schedule 1-B    –    Representations and Warranties Regarding the Assets Consisting of a Participation Certificate
-iii-
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Schedule 2    –    Form of Asset Schedule
Schedule 3    –    Responsible Officers of Seller
Exhibit A    –    Form of Transaction Notice
Exhibit B    –    Form of Margin Excess Notice

-iv-
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THIRD AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
This Third Amended and Restated Master Repurchase Agreement (this “Agreement”) is made as of January 25, 2024 (the “Effective Date”), among LOANDEPOT GMSR MASTER TRUST (the “Issuer”), as buyer (“Buyer”), LOANDEPOT.COM, LLC (“loanDepot”), as seller (“Seller”), and is consented to by CITIBANK, N.A. (“Citibank”), as indenture trustee (the “Indenture Trustee”), NOMURA CORPORATE FUNDING AMERICAS, LLC, as administrative agent (the “Administrative Agent”) and NOMURA CORPORATE FUNDING AMERICAS LLC (“NCFA”), as noteholder of the Outstanding VFNs (the “Noteholder”). Capitalized terms have the meanings specified in Sections 1.01 and 1.02.
W I T N E S S E T H :
WHEREAS, Buyer and Seller have entered into that certain Master Repurchase Agreement, dated as of August 11, 2017, which was amended and restated by the Amended and Restated Master Repurchase Agreement, dated as of October 31, 2018, and further amended and restated by that certain Second Amended and Restated Master Repurchase Agreement, dated as of November 15, 2021 (the “Original PC Repurchase Agreement”);
WHEREAS, the Buyer and Seller have agreed, subject to the terms of this Agreement, that the Original PC Repurchase Agreement be amended and restated on the Effective Date;
WHEREAS, the Issuer, Citibank, as Indenture Trustee, as calculation agent (in such capacity, the “Calculation Agent”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”), loanDepot, as administrator (in such capacity, the “Administrator”) and as servicer (in such capacity, the “Servicer”), the Administrative Agent and Pentalpha Surveillance LLC, as credit manager, are parties to that certain Third Amended and Restated Base Indenture, dated as of the Effective Date (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Base Indenture”), as supplemented by the Second Amended and Restated Series 2017-VF1 Indenture Supplement, dated as of the date hereof, by and among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Administrator, the Servicer and the Administrative Agent (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Series 2017-VF1 Indenture Supplement”), the Amended and Restated Series 2017-MBSADV1 Indenture Supplement, dated as of the date hereof, by and among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Administrator, the Servicer and the Administrative Agent (the “Series 2017-MBSADV1 Indenture Supplement”), the Series 2018-GT1 Indenture Supplement, dated as of October 31, 2018, by and among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Administrator, the Servicer and the Administrative Agent (the “Series 2018-GT1 Indenture Supplement”), the Amended and Restated Series 2021-SAVF1 Indenture Supplement, dated as of the date hereof, by and among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Administrator, the Servicer and the Administrative Agent (the “Series 2021-SAVF1 Indenture Supplement”), the Amended and Restated Series 2021-PIAVF1 Indenture Supplement, dated as of the date hereof, by and among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Administrator, the Servicer and the Administrative Agent (the “Series 2021-PIAVF1 Indenture Supplement”), and any other indenture supplements entered into from time to time in accordance with the terms of the Base Indenture;
WHEREAS, currently there are four (4) Outstanding Series of Variable Funding Notes and one (1) Outstanding Series of Term Notes: (i) the Series 2017-VF1 Note (the “Series
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2017-VF1 Note”), which was issued to loanDepot pursuant to the terms of the Series 2017-VF1 Indenture Supplement, and which has been transferred to NCFA and is subject to the terms set forth in the Series 2017-VF1 Master Repurchase Agreement, dated as of the date hereof, between loanDepot, the Administrative Agent and NCFA (the “2017-VF1 Repurchase Agreement”), pursuant to which loanDepot sold all of its rights, title and interest in the Series 2017-VF1 Note to the Noteholder; (ii) the Series 2017-MBSADV1 Note (the “Series 2017-MBSADV1 Note”), which was issued pursuant to the Series 2017-MBSADV1 Indenture Supplement and which has been transferred to NCFA and is subject to the terms of the Note Purchase Agreement, dated as of the date hereof, among the Issuer, the Administrative Agent and the Noteholder (the “Series 2017-MBSADV1 Note Purchase Agreement”); (iii) the Series 2021-SAVF1 Note (the “Series 2021-SAVF1 Note”), which was issued to loanDepot pursuant to the terms of the Series 2021-SAVF1 Indenture Supplement, and which has been transferred to NCFA and is subject to the terms of the Series 2021-SAVF1 Master Repurchase Agreement, dated as of the date hereof, between loanDepot, the Administrative Agent and NCFA (the “2021-SAVF1 Repurchase Agreement”), pursuant to which loanDepot sold all of its rights, title and interest in the Series 2021-SAVF1 Note to the Noteholder; (iv) the Series 2021-PIAVF1 Note (the “Series 2021-PIAVF1 Note”), which was issued to loanDepot pursuant to the terms of the Series 2021-PIAVF1 Indenture Supplement, and which has been transferred to NCFA and is subject to the terms of the Series 2021-PIAVF1 Master Repurchase Agreement, dated as of the date hereof, between loanDepot, the Administrative Agent and NCFA (the “2021-PIAVF1 Repurchase Agreement”), pursuant to which loanDepot sold all of its rights, title and interest in the Series 2021-PIAVF1 Note to the Noteholder; and (v) the Series 2018-GT1 Notes (the “Series 2018-GT1 Notes”), which were issued pursuant to the Series 2018-GT1 Indenture Supplement and sold to third party purchasers pursuant to the terms of the Term Note Purchase Agreement, dated as of October 26, 2018, among the Issuer, loanDepot, as seller, servicer and administrator, and Credit Suisse Securities (USA) LLC, as initial purchaser (the “Series 2018-GT1 Term Note Purchase Agreement”);
WHEREAS, pursuant to Section 10.15 of the Original PC Repurchase Agreement, any provision providing for the exercise of any action or discretion by Buyer shall be exercised by the Indenture Trustee at the written direction of either 100% of the VFN Noteholders or the Majority Noteholders of all Outstanding Notes;
WHEREAS, pursuant to Section 10.3(g)(iii) of the Base Indenture, so long as any Note is Outstanding and until all obligations have been paid in full, loanDepot shall not consent to any amendment, modification or waiver of any term or condition of any Transaction Document, without the prior written consent of the Administrative Agent;
WHEREAS, pursuant to Section 4.1(a)(iii) of the Trust Agreement, the consent of each of the Owners (as defined in the Trust Agreement) (unless an Event of Default has occurred and is continuing), the Administrative Agent and the Series Required Noteholders of all Variable Funding Notes is required for the amendment or other change to any Transaction Document in circumstances where the consent of any Noteholder or the Administrative Agent is required (other than an amendment or supplement to the Base Indenture pursuant to Section 12.1 thereof);
WHEREAS, the Original PC Repurchase Agreement is a Transaction Document;
WHEREAS, (i) pursuant to the Trust Agreement, loanDepot is the sole Owner of the Issuer, (ii) pursuant to the Series 2017-VF1 Indenture Supplement, with respect to the Series 2017-VF1 Note, any Action provided by the Base Indenture or the Series 2017-VF1 Indenture Supplement to be given or taken by a Noteholder shall be taken by NCFA, as the buyer of the Series 2017-VF1 Note under the 2017-VF1 Repurchase Agreement, (iii) pursuant to the Series 2017-MBSADV1 Indenture Supplement, with respect to the Series 2017-ADV1 Note, any

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Action provided by the Base Indenture or the Series 2017-ADV1 Indenture Supplement to be given or taken by a Noteholder shall be taken by NCFA, as the buyer of the Series 2017-ADV1 Note in accordance with the terms of the Series 2017-MBSADV1 Note Purchase Agreement, (iv) pursuant to the Series 2021-SAVF1 Indenture Supplement, with respect to the Series 2021-SAVF1 Note, any Action provided by the Base Indenture or the Series 2021-SAVF1 Indenture Supplement to be given or taken by a Noteholder shall be taken by NCFA, as the buyer of the Series 2021-SAVF1 Note under the 2021-SAVF1 Repurchase Agreement, (v) pursuant to the Series 2021-SAVF1 Indenture Supplement, with respect to the Series 2021-SAVF1 Note, any Action provided by the Base Indenture or the Series 2021-SAVF1 Indenture Supplement to be given or taken by a Noteholder shall be taken by NCFA, as the buyer of the Series 2021-SAVF1 Note under the 2021-SAVF1 Repurchase Agreement, and therefore, NCFA is the Noteholder of 100% of the VFNs;
WHEREAS, the Seller has made, and may in the future make, Participation Certificates that evidence Participation Interests in Portfolio Excess Spread, MBS Advance Reimbursement Amounts and Servicing Advance Reimbursement Amounts related to the MSRs that are subject to this Agreement;
WHEREAS, from time to time the parties hereto may enter into Transactions; and
WHEREAS, Seller has pledged to Buyer certain MSRs in connection with the Transactions.
NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows.
ARTICLE I

DEFINITIONS
Section 1.01Certain Defined Terms. Capitalized terms used herein shall have the indicated meanings:
“Accepted Servicing Practices” means with respect to any Mortgage Loan, (i) those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and (ii) those practices required by Ginnie Mae.
“Administrative Agent” means Nomura Corporate Funding Americas, LLC or any other party identified as an “Administrative Agent” pursuant to the Indenture.
“Advance PC” means, the P&I Advance PC and the Servicing Advance PC.
“Advance Reimbursement Balance” means, on any date of determination, the aggregate outstanding balance in U.S. dollars of all Advance Reimbursement Amounts owed with respect to all Portfolio Mortgage Loans.
“Adverse Claim” means a lien, security interest, charge, encumbrance or other right or claim of any Person (other than (A) the liens created in favor of Buyer or assigned to or by Buyer by (i) this Agreement, (ii) the Indenture or (iii) any other Program Agreement, (B) the rights, remedies, powers and prerogatives created in favor of Ginnie Mae by the Acknowledgment Agreement and the Ginnie Mae Contract and (C) the Owner Trustee Lien).

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“Agreement” shall have the meaning set forth in the preamble.
“Asset” means (a) the Participation Certificates and (b) the related MSRs, in each case, sold or pledged to secure the Obligations hereunder.
“Asset Base” means, for any date of determination, the sum of, for each Participation Certificate, an amount that is equal to the product of (1) the related Purchase Price Percentage and (2) the related then-current Market Value.
“Asset Schedule” means a schedule, in the form attached hereto as Schedule 2, listing as of the date of such schedule (i) each Participation Certificate and its related Participation Agreement and (ii) if applicable, any Excluded Mortgage Pool or other Excluded Assets, as such schedule shall be updated from time to time in accordance with Section 2.02 or Section 6.04 hereof.
“Base Indenture” means the Third Amended and Restated Base Indenture, dated as of January 25, 2024, among Buyer, as issuer, Citibank, N.A., as indenture trustee, as calculation agent, as paying agent and as securities intermediary, Seller, as administrator and as servicer, the Administrative Agent, and the Credit Manager, including the schedules and exhibits thereto.
“Buyer” means loanDepot GMSR Master Trust, together with its successors, and any assignee of any Participant or Transferee in the Transaction.
“Buyer MBS Advance” means any advance disbursed on behalf of Buyer by a third party pursuant to the Base Indenture with respect to any Mortgage Pool pursuant to the Ginnie Mae Contract in order to provide for the payment of principal and interest amounts due on the related MBS on the required remittance date under the Ginnie Mae Contract.
“Buyer Parties” means any or all of the Buyer, any Administrative Agent, the Indenture Trustee, the Owner Trustee, the Credit Manager and any other parties acting on behalf of Buyer.
“Capital Leases” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Cash Proceeds” means the cash proceeds received in connection with a Permitted Disposition.
“Change in Control” means:
(1)any event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, other than the Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) directly or indirectly of 51% or more of the equity securities of loanDepot, Inc., a Delaware corporation, entitled to vote for members of the board of directors or equivalent governing body of Seller on a fully-diluted basis;

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(2)the sale, transfer, or other disposition of all or substantially all of Seller’s assets (excluding any such action taken in connection with any securitization transaction); or
(3)if Seller is a Delaware limited liability company, Seller enters into any transaction or series of transactions to adopt, file, effect or consummate a Division, or otherwise permits any such Division to be adopted, filed, effected or consummated.
“Closing Date” means August 11, 2017.
“Code” means the Internal Revenue Code of 1986.
“Collection Policy” means Seller’s policies regarding Collections and remittance in accordance with Accepted Servicing Practices and with the provisions of this Agreement and the Servicing Contracts and shall include the charging and collection of fees for servicing functions, including the charging of late fees, assumption fees, modification fees and other clerical or administrative fees in the ordinary course of servicing.
“Collections” means, (i) with respect to the Excess Spread PC, the Portfolio Excess Spread and upon the occurrence of, and during the continuation of an Event of Default, any amounts representing reimbursements of Buyer MBS Advances, but excluding all or any portion of any Cash Proceeds with respect to any Mortgage Loan repurchased by Seller from the related Mortgage Pool in accordance with the Ginnie Mae Contract, (ii) with respect to the P&I Advance PC, any MBS Advance Reimbursement Amounts, (iii) with respect to the Servicing Advance PC, any Servicing Advance Reimbursement Amounts and (iv) Cash Proceeds ((a) to the extent required to avoid an Event of Default and (b) to ensure that the related Outstanding VFN Principal Balance does not exceed the related Maximum Permitted Amount).
“Commitment Period” means the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the obligations of the Buyer under this Agreement shall have terminated pursuant to the terms of this Agreement.
“Confidential Information” has the meaning set forth in Section 10.10(b).
“Consideration” means (a) in the context of delivery thereof by the Buyer, any or all of (i) the Owner Trust Certificate, including increases in the value thereof pursuant to Sections 4.4(d) or 4.5(e) of the Base Indenture, (ii) one or more Variable Funding Notes and (iii) cash, and (b) in the context of delivery thereof by the Seller in satisfaction of a Margin Deficit, any or all of (i) a reduction in the value of the Owner Trust Certificate pursuant to Section 2.05(a) and (ii) any Margin Call Payment.
“Credit Manager” means Pentalpha Surveillance LLC or any successor thereto.
“Current Business Operations” means the origination, servicing and sale of residential mortgages, home equity loans, consumer loans and other financial assets; the acquisition of newly originated residential mortgages and other financial assets; the acquisition of mortgage servicing rights and servicing rights for other financial assets; the acquisition of residential mortgage-backed securities; real estate services; title insurance; settlement services; appraisal management services; default-related services to servicers and asset managers; title services; insurance brokerage; issuing, sponsoring, providing placement services, pooling of or acquisition of publicly offered and privately issued mortgage-backed securities, mortgage participation certificates and pools of un-securitized mortgage loans and related ancillary

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activities. Placement services include, but are not limited to, providing structuring advice, writing marketing materials and soliciting investors.
“Debtor” has the meaning set forth in Section 4.04.
“Dedicated Account” means, so long as there are any Notes Outstanding, the Collection and Funding Account under the Indenture.
“Default” means an event, condition or default that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.
“Division” means, with respect to any Person that is a limited liability company organized under the laws of the State of Delaware, that any such Person (a) divides into two or more Persons (whether or not the original Person or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the laws of the State of Delaware, including Section 18-217 of the Delaware Limited Liability Company Act.
“Dollars” and “$” means dollars in lawful currency of the United States of America.
“Effective Date” shall have the meaning set forth in the preamble.
“Eligible Asset” means any Asset which meets all of the following criteria (as applicable):
(a)relates to a Servicing Contract for Mortgage Loans in an Eligible Securitization Transaction in which Seller is acting in the capacity of servicer;
(b)complies with all Applicable Laws and other legal requirements, whether federal, state or local;
(c)provides for payment in Dollars;
(d)was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Asset, or the financing thereof contemplated hereby, unlawful, invalid or unenforceable and is not subject to any legal limitation on transfer;
(e)is owned solely by Seller subject to the relevant Servicing Contract free and clear of all Liens other than Liens in favor of Buyer and has not been sold, conveyed, pledged or assigned to any lender, purchaser, investor or other Person;
(f)in respect of which Seller has complied in all material respects with the Collection Policy and the related Servicing Contract or Participation Agreement, as applicable;
(g)is not an obligation of the United States of America, any State or any agency or instrumentality or political subdivision thereof (other than Ginnie Mae, FHA, USDA, PIH or VA);
(h)in respect of which the information set forth in the Asset Schedule and the related Servicing Contract and, with respect to the Participation Certificates, the Participation Agreement, is true and correct in all material respects;

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(i)in respect of which Seller has obtained from each Person that may have an interest in such Asset all acknowledgments or approvals, if any, that are necessary to pledge such Asset as contemplated hereby;
(j)complies with the representations and warranties set forth on Schedules 1-A and 1-B, as applicable, hereto;
(k)with respect to any Asset that constitutes an MSR:
(i)constitutes an “account” or a “general intangible” as defined in the Uniform Commercial Code and is not evidenced by an “instrument,” as defined in the Uniform Commercial Code as so in effect;
(ii)relates to an Eligible Securitization Transaction, where the related Participation Certificate is sold to the Buyer hereunder;
(iii)arose pursuant to a Servicing Contract that is in full force and effect and under which the Servicer has not been terminated; and
(iv)relates to a Participation Certificate that is an Eligible Asset hereunder; and
(l)with respect to any Asset that constitutes a Participation Certificate:
(i)is intended to constitute a “security” as defined in the Uniform Commercial Code and is evidenced by a certificate;
(ii)for which the related MSRs relate to an Eligible Securitization Transaction and have been pledged to the Buyer hereunder;
(iii)arose pursuant to a Participation Agreement that is in full force and effect; and
(iv)relates to MSRs that are Eligible Assets hereunder;
in each case as of the related Purchase Date and as of each day that such Asset shall be subject to a Transaction hereunder.
    “Eligible Securities” means any residential mortgage-backed securities, including mezzanine and residual securitization securities.
“Eligible Securitization Transaction” means any Ginnie Mae MBS with respect to which, as of the date of the related Transaction and as of each day that any Asset shall be subject to a Transaction hereunder (unless expressly agreed upon in writing by Buyer to the contrary), (i) the related Servicing Contract is in full force and effect, and (ii) under which the servicer has not been terminated, resigned or become subject to a right of termination or other “trigger event.”
“Eligible Subservicer” means an established mortgage servicer that (i) has been a Ginnie Mae approved issuer for at least five (5) years, (ii) services mortgage loans with an aggregate unpaid principal balance greater than or equal to $50,000,000,000, (iii) has a servicer rating of at least “Average” by S&P, “SQ3” by Moody’s and “RPS3” by Fitch, and (iv) is party to an Eligible Subservicing Agreement.

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“Eligible Subservicing Agreement” means a subservicing agreement (i) that has been approved in writing by Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders), (ii) the subservicer of which is an Eligible Subservicer, and (iii) that has not been assigned or amended in any respect that is adverse to Noteholders with respect to the remittance of servicing fees or advance reimbursements without the prior written consent of Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders).
“EO13224” has the meaning set forth in Section 3.18.
“ERISA Affiliate” means any corporation or trade or business that, together with Seller is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414(m) or (n) of the Code.
“Event of Default” shall have the meaning assigned to such term in Section 7.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Buyer or other recipient of any payment hereunder or required to be withheld or deducted from a payment to such Buyer or such other recipient: (a) Taxes based on (or measured by) net income or net profits, franchise Taxes and branch profits Taxes that are imposed on a Buyer or other recipient of any payment hereunder as a result of (i) being organized under the laws of, or having its principal office or its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) a present or former connection between such Buyer or other recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof (other than connections arising from such Buyer or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced under this Agreement or any Program Agreement, or sold or assigned an interest in any Purchased Mortgage Loan); (b) any withholding Tax that is imposed on amounts payable to or for the account of such Buyer or other recipient of a payment hereunder pursuant to a law in effect on the date such person becomes a party to or under this Agreement, or such person changes its lending office, except in each case to the extent that amounts with respect to Taxes were payable either to such person’s assignor immediately before such person became a party hereto or to such person immediately before it changed its lending office; and (c) any U.S. federal withholding Taxes imposed under FATCA.
“Expenses” means all present and future expenses reasonably incurred by or on behalf of Buyer in connection with the negotiation, execution or enforcement or the ongoing operations relating to this Agreement, the Indenture or any of the other Program Agreements and Participation Agreement, and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include any Buyer MBS Advance amounts, any trustee or other service provider fees, indemnification payments, MSR transfer costs, the cost of title, lien, judgment and other record searches, reasonable attorneys’ fees, any ongoing audits or due diligence costs in connection with valuation, entering into Transactions or determining whether a Margin Deficit may exist, and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby, in each case subject to the limitations thereon (if applicable) as specified hereunder or under the other Program Agreements.
“FDIA” has the meaning set forth in Section 10.12(c).
“FDICIA” has the meaning set forth in Section 10.12(d).

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“FHA Approved Mortgagee” means a corporation or institution approved as a mortgagee by the FHA under the National Housing Act and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.
“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount that is satisfactory to Ginnie Mae.
“Financial Statements” means the consolidated financial statements of Seller prepared in accordance with GAAP for the year or other period then ended.
“Ginnie Mae Approvals” shall have the meaning set forth in Section 6.10.
“GLB Act” shall have the meaning set forth in Section 10.10(b).
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Seller or Buyer, as applicable.
“GSE” means any financial services corporation chartered by the United States Congress as a government-sponsored enterprise, including Fannie Mae and Freddie Mac.
“Guarantee” means[***].
“Hsieh Investors” means each of [***], the JLSSAA Family Trust, JLSA, LLC, Trilogy Mortgage Holdings, Inc., Trilogy Management Investors Six, LLC, Trilogy Management Investors Seven, LLC and Trilogy Management Investors Eight, LLC and each of their respective affiliates.
“Indebtedness” means, for any Person, at any date, without duplication: [***]
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller under any Program Agreement and (b) to the extent not otherwise described in (a), Other Taxes.
“Indenture” means the Base Indenture, collectively with each Indenture Supplement thereto.
“Indenture Supplement” means each supplement to the Base Indenture, executed and delivered in conjunction with the issuance of the related Series of Notes, including the schedules and exhibits thereto.
“Indenture Trustee” means Citibank, N.A. or its permitted successors and assigns.
“Key Servicing Contract Documentation” means the approval letter and the commitment letters from Ginnie Mae and other documentation, if any, that creates a variance from the Ginnie Mae Guide.
“Laws” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

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“License” means any license, permit, approval, right, privilege, quota, concession, or franchise issued, granted, conferred or otherwise created by a Governmental Authority.
“loanDepot” has the meaning given to such term in the Preamble.
“Margin Call” has the meaning set forth in Section 2.05(a).
“Margin Call Payment” means the transfer of cash to Buyer.
“Margin Deadlines” has the meaning set forth in Section 2.05(b).
“Margin Deficit” has the meaning set forth in Section 2.05(a).
“Margin Excess” has the meaning set forth in Section 2.05(d).
“Margin Excess Notice” means, in connection with a funding of Margin Excess pursuant to Section 2.05(d), an irrevocable notice delivered by Seller to Buyer, with a copy to the Administrative Agent and the Indenture Trustee, which notice (i) shall be substantially in the form of Exhibit B hereto, (ii) shall be signed by a Responsible Officer of Seller and be received by Buyer [***], (iii) shall specify (A) the Dollar amount of the requested Margin Excess, (B) the requested Interim Payment Date, and (C) shall include a copy of the related “Funding Certification” being delivered pursuant to the Indenture in connection with such funding of Margin Excess, if applicable, and (iv) shall have attached to it a revised Asset Schedule dated the date of such notice.
“Market Value” means, as of any date of determination,
(a) with respect to the Excess Spread PC, the product of (i) the Market Value Percentage (as calculated pursuant to clause (a) of the definition of Market Value Percentage) as of the most recent Market Value Report and (ii) the aggregate unpaid principal balance of the Mortgage Loans included in the Mortgage Pool related to the MSRs evidenced by the related Excess Spread PC as of the last day for which such information is available;
(b) with respect to the P&I Advance PC, the aggregate outstanding balance in U.S. dollars of all Eligible Advance Reimbursement Amounts attributable to MBS Advance Reimbursement Amounts; and
(c) with respect to the Servicing Advance PC, the aggregate outstanding balance in U.S. dollars of all Eligible Advance Reimbursement Amounts attributable to the Servicing Advance Reimbursement Amounts.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Seller or any Affiliate thereof that is a party to any Program Agreement taken as a whole; (b) a material impairment of the ability of Seller or any Affiliate thereof that is a party to any Program Agreement to perform under any Program Agreement and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against Seller or any Affiliate thereof that is a party to any Program Agreement.
“MRA Payment Date” means the Business Day immediately preceding a “Payment Date” as defined in the Base Indenture.

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“MSR” means with respect to the Mortgage Loans, the mortgage servicing rights, including any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Servicer for servicing the Mortgage Loans including any Portfolio Total Spread and Advance Reimbursement Amounts; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Servicer thereunder; (e) escrow or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Servicer with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; provided, that “MSR” shall not include Excluded Assets or rights to payment in respect thereof.
“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA (i) to which contributions have been made during the preceding five (5) years or are required to be made by Seller or any ERISA Affiliate and (ii) that is covered by Title IV of ERISA.
“Notice” or “Notices” means all requests, demands and other communications, in writing (including facsimile transmissions and e-mails), sent by overnight delivery service, facsimile transmission, electronic transmission or hand-delivery to the intended recipient at the address specified in Section 10.04 or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.
“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the Repurchase Price on the Termination Date, the Price Differential on each MRA Payment Date, and other obligations and liabilities, to Administrative Agent, Buyer or their respective Affiliates arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums reasonably incurred and paid by Buyer or on behalf of Buyer in order to preserve any Repurchase Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in this definition, the reasonable Expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Repurchase Asset, or of any exercise by Buyer of its rights under the Program Agreements, including reasonable attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Buyer pursuant to the Program Agreements.
“OFAC” has the meaning set forth in Section 3.18.
“Officer’s Compliance Certificate” shall have the meaning assigned to such term in the Pricing Side Letter.
“Optional Payment” has the meaning set forth in Section 2.03(c).
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any excise, sales, goods and services or transfer taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Program Agreement.
“Owner Trustee” means WSFS, or any successor thereto.

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“Parthenon Investors” means each of [***] and each of their respective affiliates.
“Participation Agreement” means that certain Third Amended and Restated GMSR Participation Agreement, dated as of January 25, 2024, between Seller, as company, and Seller, as initial participant.
“Permitted Holders” means any of the Hsieh Investors and the Parthenon Investors.
“Plan” means an employee benefit or other plan established or maintained by any Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.
“Plan Assets” means “plan assets” within the meaning of 29 CFR §2510.3 - 101, as amended by Section 3(42) of ERISA.
“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.
“Price Differential” means [***].
“Price Differential Statement Date” has the meaning set forth in Section 2.04.
“Pricing Rate” shall have the meaning set forth in the Pricing Side Letter.
“Pricing Side Letter” means the letter agreement, dated as of the Effective Date, between Buyer and Seller, as the same may be amended from time to time.
“Proceeds” means “proceeds” as defined in Section 9-102(a)(64) of the UCC.
“Program Agreements” means this Agreement, the Pricing Side Letter, the Indenture and the Participation Agreement, as each of the same may hereafter be amended, restated, supplemented or otherwise from time to time.
“Prohibited Person” has the meaning set forth in Section 3.18 hereof.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Purchase Date” means, subject to the satisfaction of the conditions precedent set forth in Article V hereof, any Payment Date or Interim Payment Date, as set forth in the Base Indenture, in each case on which a Transaction is entered into by Buyer pursuant to Section 2.02 or such other mutually agreed upon date as more particularly set forth on Exhibit A hereto.
“Purchase Price” means [***].
“Purchase Price Percentage” shall have the meaning assigned to the term in the Pricing Side Letter.
“Purchased Assets” means the collective reference to the Participation Certificates together with the Repurchase Assets related to the Participation Certificates. For the sake of clarity, notwithstanding that related MSRs are pledged, and not sold, to Buyer hereunder, such MSRs will nevertheless be included herein as Purchased Assets.

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“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, or any other person or entity with respect to the Purchased Assets.
“Related Security” means with respect to any Asset, (a) all security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Asset, whether pursuant to the related Servicing Contract related to such Asset or otherwise, together with all financing statements covering any collateral securing such Asset; (b) all guarantees, indemnities, letters of credit, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Asset whether pursuant to the related Servicing Contract related to such Asset or otherwise; and (c) any and all Proceeds of the foregoing.
“Repurchase Assets” has the meaning set forth in Section 4.02(a).
“Repurchase Price” means the price at which Purchased Assets are to be transferred from Buyer to Seller (other than the MSRs, which are pledged, and not sold, to Buyer) upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price for such Purchased Assets and the accrued but unpaid Price Differential as of the date of such determination.
“Required Payment” means, with respect to the Purchased Assets, the amounts required to be paid by Seller to Buyer on an MRA Payment Date, equal to the net Servicing Advance Reimbursement Amounts available, if any, any MBS Advance Reimbursement Amounts available, any “Scheduled Principal Payment Amounts,” “Early Amortization Event Payment Amounts,” and “Early Termination Event Payment Amounts,” if any, due on such MRA Payment Date under the Base Indenture.
“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other Governmental Authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer or treasurer of such Person. The Responsible Officers of Seller as of the Effective Date are listed on Schedule 3 hereto.
“Restricted Payment” means, with respect to Seller, collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, warrants, options or rights therefor) issued by Seller, which may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly; provided, that in no event shall any Tax Distributions or “earn-out” payments made to sellers of assets or stock (or other equity interests) to Seller or any Affiliate in connection with any acquisition by Seller or any Affiliate or other investment be treated as Restricted Payments for any purpose hereunder.
“Sanctions” has the meaning set forth in Section 3.18.
“SEC” means the Securities and Exchange Commission, or any successor thereto.
“Seller” means loanDepot or its permitted successors and assigns.

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“Seller Termination Option” means (i) Buyer has or shall incur costs in connection with those matters provided for in Section 2.09 and (ii) Buyer requests that Seller pay to Buyer those costs in connection therewith.
“Servicing Contract” means, with respect to each Portfolio Mortgage Loan, the servicing agreement with Ginnie Mae applicable thereto, including, the applicable Agency Requirements, and any other agreements under which such Portfolio Mortgage Loan is serviced and administered.
“Subsidiary” means, with respect to any Person, (i) a trust as to which at least a majority of the common equity interest is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Successor Issuer” means any party designated as successor to Seller by Ginnie Mae on behalf of Buyer.
“Synthetic Leases” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
“Taxes” means any and all present or future taxes (including social security contributions and value added taxes), levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), withholdings (including backup withholding), assessments, fees or other charges of any nature whatsoever imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” shall have the meaning assigned to such term in the Pricing Side Letter.
“Transaction” means a transaction pursuant to which Seller transfers a Participation Certificate to Buyer or designates additional MSRs to a Participation Certificate, against the delivery of Consideration by Buyer, with a simultaneous agreement by Buyer to transfer such Participation Certificate back to Seller at a date certain or on demand, against the transfer of funds by Seller.
“Transaction Notice” means, in connection with a Purchase pursuant to Section 2.02, an irrevocable notice delivered by Seller to Buyer, with a copy to the Administrative Agent and the Indenture Trustee, which notice (i) shall be substantially in the form of Exhibit A hereto, (ii) shall be signed by a Responsible Officer of Seller and be received by Buyer [***], (iii) shall specify (A) the Dollar amount of the requested Purchase Price, (B) the requested Purchase Date, and (C) a copy of the related “Funding Certification” being delivered pursuant to the Indenture in connection with such Transaction, if applicable, and (iv) shall have attached to it a revised Asset Schedule dated the date of such notice.

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“Transaction Register” shall have the meaning assigned to such term in Section 9.03(b).
“Transferee” has the meaning set forth in Section 9.02(a).
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the Effective Date in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.
“VA Approved Lender” means a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.
“WSFS” means Wilmington Savings Fund Society, FSB.
Section 1.02Other Defined Terms; Interpretation. Any capitalized terms used and not defined herein shall have the meaning set forth in the Participation Agreement or, if not therein defined, in the Base Indenture or incorporated therein by reference to another Program Agreement. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(i)reference to and the definition of any document (including this Agreement) shall be deemed a reference to such document as it may be amended or modified from time to time;
(ii)all references to an “Article,” “Section,” “Schedule” or “Exhibit” are to an Article or Section hereof or to a Schedule or an Exhibit attached hereto;
(iii)defined terms in the singular shall include the plural and vice versa and the masculine, feminine or neuter gender shall include all genders;
(iv)the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;
(v)unless otherwise specified herein, the term “or” has the inclusive meaning represented by the term “and/or” and the term “including” is not limiting;
(vi)in the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein, the words “commencing on” mean “commencing on and including,” the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;
(vii)periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed and references in this Agreement to months and years shall be to months and calendar years unless otherwise specified;
(viii)accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under GAAP;
(ix)“including” and words of similar import will be deemed to be followed by “without limitation”;

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(x)references to any statute, law, rule or regulation shall be deemed a reference to such statute, law, rule or regulation as it may be amended or modified from time to time;
(xi)references to any Program Agreement (including this Agreement) and any other agreement shall be deemed a reference to such Program Agreement or such Program Agreement as it may be amended, restated, supplemented or otherwise modified from time to time; and
(xii)all references to payments or deliveries of “cash” shall be understood to mean “immediately available funds” or “available funds held in a deposit account,” as the context may require.
ARTICLE II

GENERAL TERMS
Section 1.01Transactions. During the Commitment Period, and subject to the terms and conditions of this Agreement, Buyer agrees to enter into Transactions with Seller for the applicable Purchase Price. Seller may pay the Repurchase Price at any time during the Commitment Period, and additional Transactions may be entered into in accordance with the terms and conditions hereof; provided, however, Seller may not repurchase one Participation Certificate without repurchasing all Participation Certificates unless otherwise consented to by the Buyer, at the direction of the Indenture Trustee on behalf of the Noteholders. Buyer’s obligation to enter into Transactions pursuant to the terms of this Agreement shall terminate on the Termination Date. Notwithstanding the foregoing, Buyer shall have no commitment or obligation to enter into Transactions to the extent the Purchase Price of such Transaction exceeds the Asset Base (determined after giving effect to such proposed purchase).
Section 1.02Procedure for Entering into Transactions.
(a)Seller may enter into Transactions with Buyer during the Commitment Period on any Purchase Date; provided, that Seller shall have given Buyer a Transaction Notice. Each Transaction Notice on any Purchase Date shall be in an amount equal to at least $[***].
(b)If Seller shall deliver to Buyer a Transaction Notice that satisfies the requirements of Section 2.02(a), Buyer will notify Seller prior to the requested Purchase Date of its intent to remit the requested Purchase Price, and the form or forms of the Consideration that will be provided, including (i) the portion of such Purchase Price that will paid in cash, if any (ii) the Note Balance, or increased Note Balance, of any Variable Funding Note and (iii) the increased value of the Owner Trust Certificate, which increase will result from the deemed capital contribution to Buyer of any portion of the Purchase Price not paid pursuant to Clause (i) or (ii) above. If all applicable conditions precedent set forth in Article V have been satisfied on or prior to the Purchase Date, then subject to the foregoing, on the Purchase Date, Buyer shall deliver the Consideration to Seller, including remitting any cash portion of the requested Purchase Price identified by Buyer in Dollars and in immediately available funds to the account specified by Seller in Schedule 6 to the Base Indenture.
(c)Upon entering into each Transaction hereunder, the Asset Schedule shall be deemed automatically updated to include each of the Assets listed on the Asset Schedule attached to the Transaction Notice, as well as any Excluded Assets referenced thereon.
Section 1.03Repurchase; Payment of Repurchase Price; Optional Payments.

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(a)Seller hereby promises to (i) repurchase the Purchased Assets and pay the Repurchase Price and all other outstanding Obligations on the related Termination Date, (ii) pay any and all Required Payments on the related MRA Payment Date, and (iii) satisfy any Margin Calls in accordance with Section 2.05 hereof (including through the payment of cash).
(b)Without limiting the foregoing, on each MRA Payment Date, Seller shall sweep all amounts received with respect to MSRs (including Advance Reimbursement Amounts) to the Dedicated Account in accordance with Section 6.12 hereof to be applied in accordance with Section 2.07 hereof.
(c)[Reserved.]
(d)If Seller, at its option makes a payment (an “Optional Payment”), so that Buyer can use such Optional Payment to effect a redemption of any portion of a Class of Notes pursuant to Section 13.1 of the Base Indenture, Seller shall contemporaneously pay to Buyer all accrued and unpaid Price Differential on the amount so prepaid, together with the applicable Specified Call Premium Amounts (as defined in any applicable Indenture Supplement) then due and payable, if any. Any such Optional Payment shall be made to the Dedicated Account and shall be applied to the outstanding Purchase Price attributable to each Participation Certificate on a pro rata basis.
Section 1.04Price Differential.
(a)On each MRA Payment Date, Seller hereby promises to pay to Buyer all accrued and unpaid Price Differential on the Transactions, as invoiced by Buyer [***] (the “Price Differential Statement Date”); provided that if Buyer fails to deliver such statement on the Price Differential Statement Date, on such MRA Payment Date Seller shall pay the amount which Seller calculates as the Price Differential due and upon delivery of the statement, Seller shall remit to Buyer any shortfall, or Buyer shall refund to Seller any excess, in the Price Differential paid. Price Differential shall accrue each day on the Purchase Price at a rate per annum equal to the Pricing Rate.
(b)In addition to the payment of the Price Differential, on each MRA Payment Date, Seller hereby promises to pay to Buyer all accrued and unpaid amounts representing Expenses, if any.
Section 1.05Margin Maintenance.
(a)If at any time the aggregate outstanding amount of the Purchase Price with respect to any Participation Certificate exceeds the Asset Base with respect to such Participation Certificate in effect at such time, as determined on each Payment Date after taking into account any Transaction being effected on such date (such excess, a “Margin Deficit”), then Buyer may, by notice to Seller, require Seller to eliminate the Margin Deficit (such requirement, a “Margin Call”) by (i) making a Margin Call Payment, or (ii) if there is no Borrowing Base Deficiency at such time, the reduction of the value of the Owner Trust Certificate.
(b)Notice delivered pursuant to Section 2.05(a) may be given by any written or electronic means. With respect to a Margin Call, any notice given [***] shall be met, and the related Margin Call satisfied, no later than [***]. With respect to a Margin Call, any notice given after [*** shall be met, and the related Margin Call satisfied, no later than [***]. The foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines.” The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by

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Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.
(c)In the event that a Margin Deficit exists, Buyer may retain any funds received by it to which Seller would otherwise be entitled hereunder, which funds (i) may be held by Buyer against the related Margin Deficit or (ii) may be applied by Buyer against the Purchase Price. Notwithstanding the foregoing, Buyer retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 2.05.
(d)If at any time the aggregate outstanding amount of the Asset Base in effect at such time exceeds the Purchase Price, after giving effect to any change in the Asset Base resulting from the addition of new MSRs (including the addition or reimbursement of Advance Reimbursement Amounts) (such excess, a “Margin Excess”), then Seller may deliver a Margin Excess Notice to Buyer and request Buyer to deliver additional Consideration in an amount not to exceed the amount of such Margin Excess indicated in such Margin Excess Notice. Seller shall deliver such Margin Excess Notice [***on which Seller wishes to receive such amount. If the Margin Excess Notice has been timely provided, Buyer shall provide Consideration to Seller in the requested amount on the specified Interim Payment Date, which Consideration shall consist of (i) cash, to the extent Buyer has excess cash or is able to obtain cash by effectuating an increase in the VFN Principal Balance and (ii) otherwise, an increase in the value of the Owner Trust Certificate.
(e)Notwithstanding the foregoing, to the extent that the Buyer maintains excess cash, then, if requested by the Seller, the additional Consideration set forth in the applicable Margin Excess Notice shall be satisfied (in whole or in part) by the payment of such excess cash (i) if the Margin Excess Notice is delivered[***, then no later than [***], and (ii) if the Margin Excess Notice is delivered after [***], on [***] following delivery of such Margin Excess Notice.
Section 1.06Payment Procedure. Seller shall deposit or cause to be deposited all amounts constituting collections, payments and proceeds of Assets (including all fees and proceeds of sale) in the Dedicated Account as set forth in Section 6.12. Only to the extent that such amounts are received free and clear of all Ginnie Mae rights and other restrictions on transfer, Seller shall cause the Subservicer (if any) to remit directly to the Dedicated Account all amounts that constitute collections, payments and proceeds of Assets owed by Subservicer to Seller. Seller shall absolutely, unconditionally, and irrevocably, make (or cause its subservicer to make) all payments required to be made by Seller hereunder whether or not sufficient amounts are on deposit in the Dedicated Account. All or any part of the amounts under this Section 2.06 may only be applied by the Buyer to the extent that such proceeds have been received by, or for the account of, the Seller free and clear of all Ginnie Mae rights and other restrictions on transfer under applicable Ginnie Mae guidelines.
Section 1.07Payments.
(a)On each MRA Payment Date, Seller shall pay all amounts due and owing under Sections 2.03, 2.04 or 2.05 hereof.
(b)Notwithstanding any other provision of this Agreement, Seller shall be entitled to retain, from payments on, or relating to, the Mortgage Loans, all Ancillary Income. Ancillary Income shall not be required to be deposited into the Dedicated Account, and shall not be subject to any offset, netting or withdrawal under this Agreement.

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Section 1.08Recourse. Notwithstanding anything else to the contrary contained or implied herein or in any other Program Agreement, Buyer shall have full, unlimited recourse against Seller and its assets in order to satisfy the Obligations.
Section 1.09Taxes.
(a)Any and all payments by Seller under or in respect of this Agreement or any other Program Agreements to which Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of any Taxes, unless required by law. If Seller shall be required under any applicable Requirement of Law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Program Agreements to Buyer, (i) Seller shall make all such deductions and withholdings in respect of Taxes, (ii) Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) to the extent the withheld or deducted Tax is an Indemnified Tax or Other Tax, the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 2.09) such Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made.
(b)In addition, Seller hereby agrees to pay any Other Taxes.
(c)Seller hereby agrees to indemnify Buyer for any Indemnified Taxes or Other Taxes imposed on such Buyer (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.09) and any liability including penalties, additions to tax, interest and expenses arising therefrom or with respect thereto. The indemnity by Seller provided for in this Section 2.09 shall apply and be made whether or not the Indemnified Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by Seller under the indemnity set forth in this Section 2.09(c) shall be paid within [***] from the date on which Buyer makes written demand therefor.
(d)Without prejudice to the survival of any other agreement of the Seller hereunder, each party’s obligations contained in this Section 2.09 shall survive the termination of this Agreement and the other Program Agreements. Nothing contained in this Section 2.09 shall require any Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.
Section 1.10[Reserved].
Section 1.11Indemnity. The Seller agrees to indemnify the Buyer and to hold the Buyer harmless from any loss or expense that the Buyer may sustain or incur as a consequence of (i) a default by the Seller in payment when due of the Repurchase Price, Required Payment, Margin Deficit or Price Differential or (ii) a default by the Seller in making any prepayment of Repurchase Price after the Seller has given a notice thereof in accordance with Section 2.03.
Section 1.12Dedicated Account. Collections received on account of MSRs, including Advance Reimbursement Amounts and Portfolio Excess Spread, and retained by Seller pursuant to the related Servicing Contract or Participation Agreement, as the case may be, shall, subject to Section 6.12, promptly be deposited in the Dedicated Account. Funds on deposit in the Dedicated Account may be applied to satisfy the Seller’s obligation to pay the Required Payments on the related MRA Payment Date.

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Section 1.13[Reserved].
Section 1.14Termination.
(a)Notwithstanding anything to the contrary set forth herein, if a Seller Termination Option occurs, Seller may, upon [***] prior notice of such event, terminate this Agreement and the Termination Date shall be deemed to have occurred (upon the expiration of the [***]).
(b)In the event that a Seller Termination Option has occurred and Seller has notified Buyer of its option to terminate this Agreement, Buyer shall have the right to withdraw such request for payment within [***] of Seller’s notice of its exercise of the Seller Termination Option and Seller shall no longer have the right to terminate this Agreement.
(c)Seller shall remain responsible for all costs incurred by Buyer pursuant to Section 2.09 hereunder and any cost or expenses incurred by Buyer under the Indenture.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
Seller represents and warrants to Buyer as of the Closing Date, as of the Effective Date and as of each Purchase Date for any Transaction that:
Section 1.01Seller Existence. Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.
Section 1.02Power. Seller has the requisite power and authority and legal right to own, sell and grant a lien on all of its right, title and interest in and to the Assets. Seller has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, each Program Agreement, any Transaction Notice and any Excess Margin Funding Notice.
Section 1.03License and Government Authorization. Seller has all requisite governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect, and Seller is not in default of any applicable federal, state or local laws, rules or regulations, unless, in any instance, the failure to take actions is not reasonably likely to cause a Material Adverse Effect.
Section 1.04Due Authorization. Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable. This Agreement, any Transaction Notice and the Program Agreements have been (or, in the case of Program Agreements and any Transaction Notice not yet executed, will be) duly authorized, executed and delivered by Seller, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Seller in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.
Section 1.05No Event of Default. There exists no Event of Default hereunder.

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Section 1.06Solvency. Seller is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. Seller neither intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. Seller is not selling and/or pledging any Repurchase Assets with any intent to hinder, delay or defraud any of its creditors.
Section 1.07No Conflicts. The execution, delivery and performance by Seller of this Agreement, any Transaction Notice hereunder and the Program Agreements do not conflict with any term or provision of the organizational documents of Seller or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller, which conflict would have a Material Adverse Effect, and will not result in any violation of any such mortgage, instrument, agreement, obligation or Servicing Contract to which Seller is a party.
Section 1.08True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of Seller or any Affiliate thereof or any of their officers furnished or to be furnished to Buyer in connection with the initial or any ongoing due diligence of Seller or any Affiliate thereof or officer thereof, negotiation, preparation, or delivery of the Program Agreements, taken as a whole, are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.
Section 1.09Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under Applicable Law in connection with the execution, delivery and performance by Seller of this Agreement, any Transaction Notice and the Program Agreements.
Section 1.10Ownership. In each case subject to the priority interest of Ginnie Mae, as applicable:
(i)Seller has good title to all of the Repurchase Assets, free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind other than the Liens created hereby or contemplated herein;
(ii)each item of the Repurchase Assets was acquired by Seller in the ordinary course of its business, in good faith, for value and without notice of any defense against or claim to it on the part of any Person;
(iii)there are no agreements or understandings between Seller and any other party which would modify, release, terminate or delay the attachment of the security interests granted to Buyer under this Agreement;
(iv)the provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Repurchase Assets; and
(v)upon the filing of financing statements on Form UCC-1 naming Buyer as “Secured Party” and Seller as “Debtor,” and describing the Repurchase Assets, in the recording offices of the Secretary of State of Delaware the security interests granted hereunder in the Repurchase Assets will constitute fully perfected first priority security

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interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Repurchase Assets to the extent such security interests can be perfected by filing under the Uniform Commercial Code.
Section 1.11The Servicing Contracts and Participation Agreement. Buyer has received copies of the Key Servicing Contract Documentation related to each Servicing Contract and the Participation Agreement (including all exhibits and schedules referred to therein or delivered pursuant thereto), all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof and all agreements and other material documents relating thereto, and Seller hereby certifies that the copies delivered to Buyer by Seller are true and complete. None of such documents has been amended, supplemented or otherwise modified (including waivers) since the respective dates thereof, except by amendments, copies of which have been delivered to Buyer. Each such document to which Seller is a party has been duly executed and delivered by Seller and is in full force and effect, and no default or material breach by Seller, and to Seller’s knowledge, any other party thereto, has occurred and is continuing thereunder.
Section 1.12Investment Company. Neither Seller nor any of its Subsidiaries is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.
Section 1.13Chief Executive Office; Jurisdiction of Organization. As of the Closing Date and on the Effective Date, Seller’s chief executive office, is, and has been, located at the address specified in Section 10.04 for notices to Seller. On the date hereof, Seller’s jurisdiction of organization is the State of Delaware. Seller shall provide Buyer with [***]) days advance notice of any change in Seller’s principal office or place of business or jurisdiction. Seller has no trade name. During the preceding five (5) years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.
Section 1.14Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records relating to the Repurchase Assets is its chief executive office or at the offices of the Eligible Subservicer; provided, however, that electronic records may also be maintained at backup data centers or via cloud-based storage.
Section 1.15ERISA. Either Seller and its ERISA Affiliates (i) have no Plans in effect, or (ii) except as would not reasonably be expected to result in a Material Adverse Effect, each Plan to which Seller or its Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.
Section 1.16Ginnie Mae Approvals; Servicing Facilities. Seller has or has engaged qualified subcontractors (including Eligible Subservicers) that have adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices. To the extent necessary, Seller is (i) an FHA Approved Mortgagee in good standing with the FHA, (ii) a VA Approved Lender and in good standing with the VA, (iii) approved by the USDA as an approved lender and in good standing with the USDA, (iv) approved by Ginnie Mae as an approved issuer and in good standing with Ginnie Mae, (v) approved by Fannie Mae as an approved lender and in good standing with Fannie Mae, (vi) approved by Freddie Mac as an approved seller/servicer and in good standing with Freddie Mac, and (vii) approved by the Secretary of HUD pursuant to

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Sections 203 and 211 of the National Housing Act and in good standing with the Secretary of HUD.
Section 1.17Plan Assets. Seller is not and is not acting on behalf of an employee benefit plan as defined in Section 3(3) of Title I of ERISA that is subject to Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code that is subject to 4975 of the Code or any entity that is deemed to hold Plan Assets, and the Purchased Assets and Repurchase Assets are not Plan Assets. Seller is not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA which would be violated by the Transactions contemplated hereunder.
Section 1.18No Prohibited Persons. Neither Seller nor any of its officers, directors, partners or members, nor, to the knowledge of Seller, any of its Affiliates, is an entity or person (or to the Seller’s knowledge, majority owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specially Designated National and Blocked Persons” (which list may be published from time to time in various mediums including the OFAC website, https://www.treasury.gov/ofac/downloads/sdnlist.pdf); (iii) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO13224; (iv) that is (1) the subject of any sanctions administered or enforced by OFAC, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”) or (2) located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive Sanctions; or (v) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).
Section 1.19Compliance with 1933 Act. Except as contemplated by the Program Agreements, neither Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Participation Certificates, any interest in the Participation Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Participation Certificates, any interest in the Participation Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Participation Certificates, any interest in the Participation Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Participation Certificates under the 1933 Act or which would render the disposition of the Participation Certificates a violation of Section 5 of the 1933 Act or require registration pursuant thereto.
Section 1.20Eligible Assets. All Assets that are subject to a Transaction under this Agreement are Eligible Assets.
ARTICLE IV

CONVEYANCE; REPURCHASE ASSETS; SECURITY INTEREST
Section 1.01Ownership. Upon payment (or deemed payment in the case of an increase in the value of the Owner Trust Certificate) of the Purchase Price, Buyer shall become the sole owner of the Purchased Assets and related Repurchase Assets (other than the related MSRs, which are pledged, and not sold, to Buyer, and the Excluded Assets), free and clear of all liens and encumbrances, but subject to the rights of Ginnie Mae pursuant to the Acknowledgment Agreement with Ginnie Mae.

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Section 1.02Security Interest.
(a)Although the parties intend that all Transactions hereunder be sales and purchases and not loans (other than the MSRs, which are pledged, and not sold, to Buyer), in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in all of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the “Repurchase Assets”:
(i)the Participation Certificates and all MSRs related thereto, including Acquired MSRs, whether such MSRs are in existence on the date such Participation Certificate becomes the subject of a Transaction hereunder or arise thereafter, and whether or not such Assets or the related Mortgage Pools are listed on an Asset Schedule;
(ii)all MSRs arising under or related to any Servicing Contract;
(iii)all rights to reimbursement or payment of Assets and/or amounts due in respect thereof under the related Servicing Contract, Ginnie Mae MBS or Participation Agreement, including MBS Advances;
(iv)any rights in the Dedicated Account and to the amounts on deposit therein;
(v)all rights under the Participation Agreement;
(vi)all records, instruments or other documentation evidencing any of the foregoing;
(vii)all “general intangibles,” “accounts,” “chattel paper,” “securities accounts,” “investment property,” “deposit accounts” and “money” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing (including all of Seller’s rights, title and interest in and under the Participation Agreement and the Servicing Contracts); and
(viii)any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing;
provided, however, that the Repurchase Assets shall not include any Excluded Assets.
(b)Seller hereby assigns, pledges, conveys and grants a security interest in all of its right, title and interest in, to and under the Repurchase Assets to Buyer to secure the Obligations. Seller agrees to mark its computer records and tapes to evidence the interests granted to Buyer hereunder.
(c)The parties acknowledge that Ginnie Mae has certain rights under the Acknowledgment Agreement, including the right to cause the Seller to transfer servicing to Buyer or Buyer’s designee under certain circumstances as more particularly set forth therein. To the extent that Ginnie Mae requires a transfer of MSRs to a Successor Issuer, and in order to secure Seller’s obligations to effect such transfer, when and if such transfer is required, Seller hereby assigns, pledges, conveys and grants a security interest in all of its right, title and interest in, to and under the MSRs to such Successor Issuer, whether now owned or hereafter acquired,

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now existing or hereafter created and wherever located. The parties acknowledge that, to the extent that Ginnie Mae exercises its rights to cause Seller to transfer the MSRs, including Advance Reimbursement Amounts and Portfolio Excess Spread, to a Successor Issuer (and, if accepted by Buyer, to cause a Successor Issuer to accept and assume the responsibility for performing Seller’s servicing duties under, and otherwise complying with the related Servicing Contract) without the requirement of payment therefor, such transfer shall be deemed a transfer in exchange for debt forgiveness by Buyer in an amount equal to the lesser of (x) the fair market value of such MSRs, including Advance Reimbursement Amounts and Portfolio Excess Spread and (y) the outstanding balance of the Repurchase Price attributable to such MSRs, including Advance Reimbursement Amounts and Portfolio Excess Spread, each as determined by Buyer. The Successor Issuer shall have all the rights and remedies against Seller and the Purchased Assets and Repurchase Assets as set forth herein and under the UCC.
(d)The foregoing provisions of this Section are intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and the Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.
Section 1.03Further Documentation. At any time and from time to time, upon the written request of Buyer, and at the sole expense of Seller, Seller will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Buyer may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any applicable jurisdiction with respect to the Liens created hereby.
Section 1.04Limited Pledge of Ginnie Mae Servicing. The Buyer acknowledges and agrees that (x) the Seller is entitled to servicing income with respect to a given mortgage pool and reimbursement for advance amounts only so long as Seller is a Ginnie Mae approved issuer; (y) upon the Seller’s loss of such approved issuer status, the Buyer’s rights to any servicing income and reimbursement for advance amounts related to a given mortgage pool also terminate; and (z) the pledge of the Seller’s rights to servicing income and reimbursement for advance amounts conveys no rights (such as a right to become a substitute servicer or issuer) that are not otherwise specifically provided for in the Ginnie Mae Contract, provided that this sentence shall automatically be deemed amended or modified if and to the extent Ginnie Mae amends the Ginnie Mae Contract, the applicable Acknowledgment Agreement, if any, or published announcements and provided further that the security interest created hereby is subject to the following provision to be included in each financing statement filed in respect hereof (defined terms used below shall have the meaning set forth in the applicable Acknowledgment Agreement):
Notwithstanding anything to the contrary set forth herein:
(1) The property subject to the security interest reflected in this instrument includes all of the right, title and interest of loanDepot.com, LLC (“Debtor”) in certain mortgages and/or participation interests related to such mortgages (“Pooled Mortgages”), and pooled under the mortgage-backed securities program of the Government National Mortgage Association (“Ginnie Mae”), pursuant to section 306(g) of the National Housing Act, 12 U.S.C. § 1721(g);
(2) To the extent that the security interest reflected in this instrument relates in any way to the Pooled Mortgages, such security interest is subject and subordinate to all rights, powers and prerogatives of Ginnie Mae, whether now existing or

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hereafter arising, under and in connection with: (i) 12 U.S.C. § 1721(g) and any implementing regulations; (ii) the terms and conditions of that certain Third Amended and Restated Acknowledgment Agreement, dated as of January 25, 2024, with respect to the Security Interest, by and among Ginnie Mae, Debtor and Citibank, N.A., as indenture trustee; (iii) applicable Guaranty Agreements and contractual agreements between Ginnie Mae and the Debtor; and (iv) the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3 Rev. 1, and other applicable guides (items (i), (iii) and (iv), collectively, the “Ginnie Mae Contract”);
(3) Such rights, powers and prerogatives of Ginnie Mae include, but are not limited to, Ginnie Mae’s right, by issuing a letter of extinguishment to Debtor, to effect and complete the extinguishment of all redemption, equitable, legal or other right, title or interest of the Debtor in the Pooled Mortgages, in which event the security interest as it relates in any way to the Pooled Mortgages shall instantly and automatically be extinguished as well; and
(4) For purposes of clarification, “subject and subordinate” in clause (2) above means, among other things, that any cash held by Citibank as collateral and any cash proceeds received by Citibank in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the collateral may only be applied by Citibank to the extent that such proceeds have been received by, or for the account of, the Debtor free and clear of all Ginnie Mae rights and other restrictions on transfer under applicable Ginnie Mae guidelines; provided that this clause (4) shall not be interpreted as establishing rights in favor of Ginnie Mae except to the extent that such rights are reflected in, or arise under, the Ginnie Mae Contract.
Section 1.05Changes in Locations, Name, etc. Seller shall not (a) change the location of its chief executive office/chief place of business from that specified in Section 3.13, (b) change its jurisdiction of organization from the jurisdiction referred to in Section 3.13, or (c) change its name or identity, in each case unless it shall have given Buyer at least [***] prior written notice thereof and shall have delivered to Buyer all Uniform Commercial Code financing statements and amendments thereto as Buyer shall request and taken all other actions deemed necessary by Buyer to continue its perfected status in the Repurchase Assets with the same or better priority.
Section 1.06Buyer’s Appointment as Attorney-in-Fact.
(a)Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion if an Event of Default shall have occurred and be continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by, but with notice to, Seller to do the following:
(i)in the name of Seller or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or

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otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any Repurchase Asset whenever payable;
(ii)to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets;
(iii)except to the extent inconsistent with the related Servicing Contracts and the Acknowledgment Agreement, request that MSRs be transferred to Buyer or to another servicer approved by Ginnie Mae and perform (without assuming or being deemed to have assumed any of the obligations of Seller thereunder) all aspects of each Servicing Contract that is a Purchased Asset;
(iv)request distribution to Buyer of sale proceeds or applicable contract termination fees, if any, arising from the sale or termination of such MSRs and remaining after satisfaction of Seller’s relevant obligations to Ginnie Mae, including costs and expenses related to any such sale or transfer of such MSRs and other amounts due for unmet obligations of Seller to Ginnie Mae under the Ginnie Mae Contract and any and all instruments, agreements, invoices or other writings which give rise to or otherwise evidence any of the MSRs;
(v)deal with investors and any and all subservicers and master servicers in respect of any of the Repurchase Assets in the same manner and with the same effect as if done by Seller; and
(vi)(A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Asset; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Repurchase Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any portion thereof and to enforce any other right in respect of any Repurchase Assets; (E) to defend any suit, action or proceeding brought against Seller with respect to any Repurchase Assets; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Repurchase Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Repurchase Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do.
(b)Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until such time as all Obligations have been paid in full and this Agreement is terminated.
(c)Seller also authorizes Buyer, at any time and from time to time, to execute, in connection with any sale provided for in Section 4.08 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

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(d)The powers conferred on Buyer are solely to protect Buyer’s interests in the Repurchase Assets and shall not impose any duty upon Buyer to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Buyer nor any of its officers, directors, or employees shall be responsible to Seller for any act or failure to act hereunder, except for Buyer’s own gross negligence or willful misconduct.
Notwithstanding anything to the contrary herein or any of the other Program Agreements, any appointment set forth in this Section 4.06, as well as Buyer’s exercise (or purported exercise) of any right, power or authority given by Seller hereunder, shall be subject to the Ginnie Mae Contract, the Acknowledgment Agreement and any and all instruments, agreements, invoices or other writings which give rise to or otherwise evidence any of the MSRs.
Section 1.07Performance by Buyer of Seller’s Obligations. If Seller fails to perform or comply with any of its agreements contained in the Program Agreements and Buyer may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable (under the circumstances) out-of-pocket expenses of Buyer actually incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Pricing Rate shall be payable by Seller to Buyer on demand and shall constitute Obligations. Such interest shall be computed on the basis of the actual number of days elapsed from and including the preceding MRA Payment Date to and excluding such date of determination and a 360 day year.
Section 1.08Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Repurchase Assets received by Seller consisting of cash, checks and other liquid assets readily convertible to cash items shall be held by Seller in trust for Buyer, segregated from other funds of Seller, and shall forthwith upon receipt by Seller be turned over to Buyer in the exact form received by Seller (duly endorsed by Seller to Buyer, if required) and (b) any and all such proceeds received by Buyer (whether from Seller or otherwise) may, in the sole discretion of Buyer, be held by Buyer as collateral security for, and/or then or at any time thereafter may be applied by Buyer against, the Obligations (whether matured or unmatured), such application to be in such order as Buyer shall elect. Any balance of such proceeds remaining after the Obligations shall have been paid in full and this Agreement shall have been terminated shall be paid over to Seller or to whomsoever may be lawfully entitled to receive the same. Notwithstanding anything to the contrary herein or in any of the other Program Agreements, the provisions of this Section 4.08 shall be subject to the applicable Servicing Contracts and the Acknowledgment Agreement entered into with Ginnie Mae.
Section 1.09Remedies. If an Event of Default shall occur and be continuing, Buyer may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code (including Buyer’s rights to a strict foreclosure under Section 9-620 of the Uniform Commercial Code). Without limiting the generality of the foregoing, Buyer may seek the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of Seller or any of Seller’s property. Without limiting the generality of the foregoing, Buyer may terminate a Participation Interest in accordance with the applicable Participation Agreement. Without limiting the generality of the foregoing, Buyer without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required under this Agreement or by law referred to below) to or upon Seller or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Repurchase Assets, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Repurchase Assets or any part thereof (or contract to do any

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of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of Buyer or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Buyer shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Repurchase Assets so sold, free of any right or equity of redemption in Seller, which right or equity is hereby waived or released. Seller further agrees, at Buyer’s request, to assemble the Repurchase Assets and make them available to Buyer at places which Buyer shall reasonably select, whether at Seller’s premises or elsewhere. Buyer shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable (under the circumstances) out-of-pocket costs and expenses of every kind actually incurred therein or incidental to the care or safekeeping of any of the Repurchase Assets or in any way relating to the Repurchase Assets or the rights of Buyer hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Buyer may elect, and only after such application and after the payment by Buyer of any other amount required or permitted by any provision of law, including Section 9-615 of the Uniform Commercial Code, need Buyer account for the surplus, if any, to Seller. To the extent permitted by Applicable Law, Seller waives all claims, damages and demands it may acquire against Buyer arising out of the exercise by Buyer of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Buyer. If any notice of a proposed sale or other disposition of Repurchase Assets shall be required by law, such notice shall be deemed reasonable and proper if given at least [***] before such sale or other disposition. Seller shall remain liable for any deficiency (plus accrued interest thereon as contemplated herein) if the proceeds of any sale or other disposition of the Repurchase Assets are insufficient to pay the Obligations and the fees and disbursements in amounts reasonable under the circumstances, of any attorneys engaged by Buyer to collect such deficiency. Notwithstanding anything to the contrary herein or in any of the other Program Agreements, the remedies set forth in this Section 4.09 shall be subject to the applicable Servicing Contracts and the Acknowledgment Agreement entered into with Ginnie Mae.
Section 1.10Limitation on Duties Regarding Preservation of Repurchase Assets. Indenture Trustee’s duty with respect to the custody, safekeeping and physical preservation of the Repurchase Assets in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Buyer deals with similar property for its own account. Neither Buyer nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Repurchase Assets or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Repurchase Assets upon the request of Seller or otherwise.
Section 1.11Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Repurchase Assets are irrevocable and powers coupled with an interest.
Section 1.12Release of Security Interest. Upon the latest to occur of (a) the repayment to Buyer of all Obligations and the performance of all obligations under the Program Agreements, and (b) the occurrence of the Termination Date, Buyer shall release its security interest in any remaining Repurchase Assets hereunder and shall promptly execute and deliver to Seller such documents or instruments as Seller shall reasonably request to evidence such release; provided, that such release shall not be required until such time as the Acknowledgment Agreement is terminated. In connection with a Permitted Disposition and any Excluded Assets, the Buyer shall promptly execute and deliver to Seller a release of lien substantially in the form set forth in Exhibit H to the Base Indenture, and such further documents or instruments as Seller shall reasonably request to evidence a release of any security interest hereunder.

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Section 1.13Reinstatement. All security interests created by this Article IV shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any Obligation of Seller is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Seller or any substantial part of its property, or otherwise, all as if such release had not been made. For the avoidance of doubt, the foregoing shall not apply with respect to any Excluded Assets.
Section 1.14Subordination.
(a)Seller agrees to not assert any objection to, and shall be deemed to have otherwise consented to, a disposition of any assets subject to the Program Agreements during an Insolvency Event of Seller, free and clear of any lien, encumbrance, pledge or other claims under Section 363 of the Bankruptcy Code (or any similar bankruptcy law) if Buyer has consented to such disposition.
(b)If an Insolvency Event of Seller occurs, the Seller agrees not to contest (or support any other Person contesting) any request by Buyer for adequate protection, or any objection by Buyer to any motion, relief, action or proceeding based on Buyer claiming a lack of adequate protection.
(c)Until the obligations under the Program Agreements are paid in full, the Seller shall not oppose any request by Buyer for relief from the automatic stay or any other stay in any Insolvency Event of Seller.
(d)Seller shall not oppose or seek to challenge any claim by Buyer for allowance and payment in any Insolvency Event of Seller, of obligations under the Program Agreements consisting of post-petition interest, fees, costs or other charges to the extent of the value of Buyer’s lien, encumbrance, pledge or other claims on the assets that are the subject of this Agreement, without regard to the existence of a lien, encumbrance, pledge or other claims applicable to the obligations of the other parties to the Program Agreements.
(e)Seller shall not seek in any Insolvency Event of Seller, to be treated as part of the same class of creditors as Buyer and shall not oppose any pleading or motion by Buyer advocating that Buyer and Seller should be treated as separate classes of creditors. Seller acknowledges and agrees that its rights with respect to the Repurchase Assets are and shall continue to be at all times junior and subordinate to the rights of Buyer under this Agreement.
ARTICLE V

CONDITIONS PRECEDENT
Section 1.01Initial Transaction. The obligation of Buyer to enter into Transactions with the Seller hereunder is subject to the satisfaction, immediately prior to or concurrently with the entering into such Transaction, of the condition precedent that Buyer shall have received all of the following items, each of which shall be satisfactory to Buyer and its counsel in form and substance:
(a)Program Agreements. The Program Agreements, in all instances duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

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(b)Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Assets and Repurchase Assets have been taken, including duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.
(c)Organizational Documents. A certificate of the corporate secretary of Seller in form and substance acceptable to Buyer, attaching certified copies of Seller’s charter, bylaws and corporate resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.
(d)Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of Seller, dated as of no earlier than the date ten (10) Business Days prior to the Effective Date.
(e)Incumbency Certificate. An incumbency certificate of the corporate secretary of Seller, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.
(f)Servicing Contracts. Fully executed copies of the Key Servicing Contract Documentation related to each Servicing Contract certified as true, correct and complete by Seller.
(g)Fees. Buyer shall have received payment in full of all fees and Expenses which are payable hereunder to Buyer on or before such date.
(h)Insurance. Evidence that Seller has added Buyer as an additional loss payee under the Seller’s Fidelity Insurance.
Section 1.02All Transactions. The obligation of Buyer to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:
(a)Due Diligence Review. Without limiting the generality of Section 10.08 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Assets and Seller.
(b)Transaction Notice and Asset Schedule. In accordance with Section 2.02 hereof, Buyer shall have received from Seller a Transaction Notice with an Asset Schedule that has been updated to include Assets related to a proposed Transaction hereunder as of the date of such Transaction Notice.
(c)No Margin Deficit. After giving effect to each new Transaction, the aggregate outstanding amount of the Purchase Price shall not exceed the Asset Base then in effect.
(d)No Default. No Default or Event of Default shall have occurred and be continuing.
(e)Requirements of Law. Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into any Transaction.

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(f)Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
(g)Servicing Contracts; Assets. Buyer shall have:
(i)received the Key Servicing Contract Documentation related to each Servicing Contract relating to any Purchased Assets, which Buyer shall have determined prior to financing the first Asset that relates to such Servicing Contract that such Servicing Contract is in form and substance satisfactory to Buyer in its sole discretion;
(ii)received copies of all other consents and notices required under the related Servicing Contract and with respect to the MSRs, the Acknowledgment Agreement, each in form and substance satisfactory to Buyer; and
(iii)received a copy of the Participation Agreement, which Buyer shall have determined, prior to entering into the first Transaction related to an Asset that relates to such Participation Agreement, is in form and substance satisfactory to Buyer in its sole discretion.
(h)Reserved.
(i)Participation Certificates. With respect to any Asset that constitutes a Participation Certificate, Buyer shall have received the original Participation Certificate registered into the name of the Indenture Trustee as designee of the Buyer.
(j)Financing Statements. All financing statements, amendments to financing statements and other documents required to be recorded or filed in order to perfect the Buyer’s security interest in such Assets, and protect such Assets and the other related Assets against all creditors of, and purchasers from, Seller and all other Persons whatsoever have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings have been paid in full.
ARTICLE VI

COVENANTS
Seller covenants and agrees that until the payment and satisfaction in full of all Obligations, whether now existing or arising hereafter, shall have occurred:
Section 1.01Financial Covenants. Seller shall at all times comply with all financial covenants and/or financial ratios set forth in Section 2 of the Pricing Side Letter.
Section 1.02Prohibition of Fundamental Changes. Seller shall not enter into any transaction of merger or consolidation, change its business beyond its Current Business Operations, liquidate or dissolve itself (or suffer any liquidation or dissolution) or discontinue its business unless Seller is the continuing entity following such merger or consolidation; provided, that after giving effect thereto, no Default would exist hereunder. If, notwithstanding the requirement set forth in the preceding sentence, Seller is not the continuing entity following any such transaction, the successor Person formed by such consolidation or into which Seller, as the

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case may be, is merged shall automatically succeed to, and be substituted for, and may exercise every right and power of, Seller under this Agreement with the same effect as if such successor Person had been named as such; provided, that the Seller and any successor in interest shall remain obligated under this Agreement.
Section 1.03Sale of Assets. Seller shall not sell, lease (as lessor) or transfer (as transferor) or otherwise dispose of any property or assets, whether now owned or hereafter acquired if such sale, lease or transfer would reasonably be expected to have a Material Adverse Effect.
Section 1.04Asset Schedule. Seller shall at all times maintain a current list (which may be stored in electronic form) of all Assets and Excluded Assets. Seller shall deliver to Buyer (and Ginnie Mae, promptly upon request) on each Determination Date for any MRA Payment Date, a cumulative Asset Schedule as of the last Business Day of the preceding week which, when so delivered, shall replace the current Asset Schedule, together with an updated copy of Schedule I to each Participation Certificate (which may reflect the removal of Mortgage Loans and/or Mortgage Pools from the Portfolio in connection with a Permitted Disposition, or to otherwise indicate that the applicable Mortgage Pools are Excluded Mortgage Pools and the related servicing rights are Excluded MSRs). As of each date an updated Asset Schedule and Schedule I to each Participation Certificate are delivered in accordance with this Section 6.04, Seller hereby certifies, represents and warrants to Buyer that each such updated Asset Schedule and Schedule I to each Participation Certificate are true, complete and correct in all material respects.
Section 1.05No Adverse Claims. Seller warrants and will defend the right, title and interest of Buyer in and to all Purchased Assets against all adverse claims and demands.
Section 1.06Assignment. Except as permitted herein, Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets or any interest therein, provided that this Section 6.06 shall not prevent any transfer of Purchased Assets in accordance with the Program Agreements.
Section 1.07Security Interest. Seller shall do all things necessary to preserve the Purchased Assets and the related Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply with all rules, regulations and other laws of any Governmental Authority and cause the Purchased Assets or the related Repurchase Assets to comply with all applicable rules, regulations and other laws. Seller will not allow any default for which Seller is responsible to occur under any Purchased Assets or the related Repurchase Assets or any Program Agreement and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Assets or the related Repurchase Assets and any Program Agreement.
Section 1.08Records.
(a)Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets in accordance with industry custom and practice for assets similar to the Purchased Assets, including those maintained pursuant to Section 6.09, and all such Records shall be in Seller’s possession or in the possession of an Eligible Subservicer unless Buyer otherwise approves. Seller will not allow any such papers, records or files that are an original or an only copy to leave Seller’s possession (or the possession of the Eligible Subservicer, if applicable), except for individual items removed in connection with servicing or subservicing a specific Mortgage Loan, in which event Seller or the Eligible Subservicer (as

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applicable) will obtain or cause to be obtained a receipt (which may be a bailee letter) from a financially responsible person for any such paper, record or file. Seller or an Eligible Subservicer will maintain all such Records in good and complete condition in accordance with industry practices for assets similar to the Purchased Assets and preserve them against loss.
(b)For so long as Buyer has an interest in or lien on any Purchased Assets or Repurchase Assets, Seller will hold or cause to be held all related Records in trust for Buyer. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby.
(c)Upon reasonable advance notice from Buyer, Seller shall (x) make any and all such Records available to Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.
Section 1.09Books. Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets (other than the related MSRs, which are pledged, and not sold to Buyer) to Buyer.
Section 1.10Approvals. Seller shall maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements, and Seller shall conduct its business strictly in accordance with Applicable Law. Seller shall maintain its status as an approved Ginnie Mae issuer (“Ginnie Mae Approvals”). Seller shall service all Assets in accordance with the Ginnie Mae Contract and any and all instruments, agreements, invoices or other writings which give rise to or otherwise evidence any of the MSRs in all material respects. Should Seller, for any reason, cease to possess all such Ginnie Mae Approvals, or should notification to Ginnie Mae or to HUD, FHA, USDA or VA as described in Section 3.16 hereof be required, Seller shall so notify Buyer promptly in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its Ginnie Mae Approvals at all times during the term of this Agreement.
Section 1.11Material Change in Business. Seller shall not engage in any business other than Current Business Operations and business reasonably related thereto.
Section 1.12Collections on Assets and the Dedicated Account. Prior to the Seller making any withdrawal from a custodial account or any other clearing account maintained under the related Servicing Contract, the Seller shall instruct the related depository institution to remit all Collections to the Dedicated Account (but only to the extent that such funds are payable to Seller free and clear of any Ginnie Mae rights or other restrictions on transfer set forth in such Servicing Contract); provided, however that with respect to any Pooled Mortgage and Collections received with respect thereto, Seller shall reimburse itself for any unreimbursed MBS Advances and Servicing Advances, and shall ensure that any Interim Servicers reimburse themselves for any unreimbursed MBS Advances and Servicing Advances, in accordance with current market practice for Ginnie Mae issuers from (i) with respect to MBS Advances, any amounts collected on Mortgage Loans in the same principal and interest custodial account and (ii) with respect to Servicing Advances, from any amounts collected on the same Mortgage Loan, in each case, following the date of such Advance; provided, further, that in all events, such reimbursements shall only be made to the extent permitted under the Ginnie Mae Contract. Servicer shall cause (i) any MBS Advance Reimbursement Amounts withdrawn from a custodial account in accordance with the applicable Servicing Contract to be deposited into the Dedicated Account within one (1) Business Day following the receipt of such funds and (ii) any MBS

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Advance Reimbursement Amounts recovered from FHA Claim Proceeds, PIH Claim Proceeds, USDA Claim Proceeds VA Claim Proceeds or Liquidation Proceeds to be deposited into the Dedicated Account within one (1) Business Day following the remittance of such funds into the custodial account. In addition, no later than the ninth (9th) Business Day of each calendar month, Servicer shall remit to the Dedicated Account the net amount of Servicing Advance Reimbursement Amounts received during the prior calendar month; provided, however, upon the occurrence of an Event of Default (as defined in the Series 2017-VF1 Repurchase Agreement, the Series 2021-PIAVF1 Repurchase Agreement or the Series 2021-SAVF1 Repurchase Agreement, as applicable) under the Series 2017-VF1 Repurchase Agreement, the Series 2021-PIAVF1 Repurchase Agreement or the Series 2021-SAVF1 Repurchase Agreement, Seller shall remit the gross amount of all Servicing Advance Reimbursement amounts received during the prior calendar month. Seller shall not withdraw or direct the withdrawal or remittance of any Collections from any custodial account into which such amounts have been deposited other than to remit to the Dedicated Account, as applicable in accordance with Section 2.07 hereof. Seller shall be permitted to retain the Base Servicing Fee at all times. All or any part of the amounts under this Section 6.12 may only be applied by the Seller to the extent that such proceeds have been received by, or for the account of, the Seller free and clear of all Ginnie Mae rights and other restrictions on transfer under applicable Ginnie Mae guidelines.
Section 1.13Applicable Law. Seller shall comply with the requirements of all Applicable Laws of any Governmental Authority.
Section 1.14Existence. Seller shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.
Section 1.15Chief Executive Office; Jurisdiction of Organization. Seller shall not move its chief executive office from the address referred to in Section 3.13 or change its jurisdiction of organization from the jurisdiction referred to in Section 3.13 unless it shall have provided Buyer at least [***] prior written notice of such change.
Section 1.16Taxes. Seller shall timely file all tax returns that are required to be filed by it and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.
Section 1.17Termination of Servicing Notice. Seller shall give notice to Buyer promptly upon (a) receipt or notice or knowledge of any default, notice of termination of servicing for cause under any Servicing Contract or other Ginnie Mae or GSE related mortgage-related servicing agreement, regardless of whether such agreement or the rights thereunder constitute “Purchased Assets” or “Repurchase Assets” hereunder or (b) receipt or notice or knowledge of any resignation of servicing, termination of servicing or notice of resignation of or termination of servicing, under any Servicing Contract or other mortgage-related servicing agreement regardless of whether such agreement or the rights thereunder constitute “Purchased Assets” or “Repurchase Assets” hereunder.
Section 1.18True and Correct Information. All required financial statements and other accounting reports delivered by Seller to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP.
Section 1.19Servicing. Seller shall, or shall cause its Eligible Subservicer to, maintain adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time

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constitute Mortgage Loans and in accordance with Accepted Servicing Practices and the Servicing Contracts.
Section 1.20No Pledge. Except as contemplated herein or in the Base Indenture (including in connection with a Permitted Disposition), Seller shall not (a) pledge, transfer or convey any security interest in the Dedicated Account to any Person without the express written consent of Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders) or (b) pledge, grant a security interest or assign any existing or future rights to service any of the Repurchase Assets or to be compensated for servicing any of the Repurchase Assets, or pledge or grant to any other Person any security interest in any Assets or Servicing Contracts.
Section 1.21Plan Assets. Seller shall not act on behalf of an employee benefit plan as defined in Section 3(3) of Title I of ERISA that is subject to Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code. Transactions to or with Seller shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA which would be violated by the Transactions contemplated hereunder.
Section 1.22Sharing of Information. Seller shall allow Buyer to exchange information related to Seller and the Transactions hereunder with noteholders or other third party lenders or investors and Seller shall permit each such person to share such information with Buyer.
Section 1.23Modification of the Servicing Contracts and Participation Agreement. Seller shall not consent with respect to any Servicing Contracts or Participation Agreement related to any Asset that constitutes a Purchased Asset or Repurchase Asset, to (i) the modification, amendment or termination of such Servicing Contracts or Participation Agreement, (ii) the waiver of any provision of such Servicing Contracts or Participation Agreement, (iii) the resignation of Seller as servicer under the Servicing Contracts, or (iv) the assignment, transfer, or material delegation of any of its rights or obligations, under such Servicing Contracts or Participation Agreement, without the prior written consent of Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders) and with respect to clause (iv), without the prior written consent of Ginnie Mae; provided, however, that with respect to any disposition under clause (iv) of this Section 6.23, Seller shall be permitted to make Permitted Dispositions without the prior written consent of Buyer. Notwithstanding anything to the contrary herein or any of the other Program Agreements, the parties hereto acknowledge that Ginnie Mae has the absolute and unconditional right to modify the Ginnie Mae Contract at any time.
Section 1.24Subservicing; Servicing by Seller. If Seller at any time uses or intends to use, as applicable, an independent third-party subservicer to service the Portfolio Mortgage Loans, Seller shall, prior to the related servicing transfer date, (i) provide the Administrative Agent and the Indenture Trustee with the related subservicing agreement pursuant to which such subservicer shall service such Portfolio Mortgage Loans, which subservicing agreement shall be acceptable to the Administrative Agent in its reasonable discretion, (ii) obtain the Administrative Agent’s prior written consent to the use of such subservicer in the performance of such servicing duties and obligations, which consent may be withheld in Administrative Agent’s reasonable discretion, (iii) such subservicer shall be an Eligible Subservicer and (iv) provide the Administrative Agent with a fully executed Eligible Subservicing Agreement and related subservicer side letter agreement (if any) with respect to such subservicer. Upon obtaining knowledge of any Eligible Subservicer ceasing to meet the criteria required of an Eligible Subservicer hereunder, the Seller shall, within thirty (30) days identify a replacement subservicer that meets the qualifications of an Eligible Subservicer, and within sixty (60) days following identification of the replacement Eligible Subservicer,

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accomplish a transfer of servicing to such replacement Eligible Subservicer. For the avoidance of doubt, the Seller may, subject to consent of the Administrative Agent and in compliance with the terms of this Section 6.24, at any time in its discretion, directly service any of the Portfolio Mortgage Loans.
Section 1.25Restricted Payments. Seller shall not make any Restricted Payments at any time while an Event of Default has occurred and is continuing under a Program Agreement.
Section 1.26Reporting Requirements.
(a)Financing Statements. Seller shall deliver to Noteholders upon request, on or before March 31 on an annual basis, beginning on March 31, 2022, the Seller’s most recent balance sheet and profit and loss and retained earnings statements, and similar audited financial statements, along with comparatives for the prior year.
(b)Officer’s Certificates. Seller will furnish to Buyer on a monthly basis, an Officer’s Compliance Certificate of Seller in the form of Exhibit A to the Pricing Side Letter.
ARTICLE VII

DEFAULTS/RIGHTS AND REMEDIES OF BUYER UPON DEFAULT
Section 1.01Events of Default. Each of the following events or circumstances shall constitute an “Event of Default”:
(a)Payment Failure. Failure of Seller (which failure continues for a period of [***] following written notice (which may be in electronic form) from Buyer) to (i) make any payment of Price Differential or Repurchase Price or any other sum which has become due, on an MRA Payment Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, or (ii) cure any Margin Deficit when due pursuant to Section 2.05 hereof.
(b)Assignment. Assignment or attempted assignment by Seller of this Agreement or any rights hereunder without first obtaining the specific written consent of Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders), or the granting by Seller of any security interest, lien or other encumbrances on any Purchased Assets or Repurchase Assets to any person other than Buyer, in each case except as provided in the Program Agreements (including in connection with a Permitted Disposition, which for the avoidance of doubt does not require the consent of Buyer).
(c)Insolvency. An Insolvency Event shall have occurred with respect to Seller.
(d)Immediate Breach of Representation or Covenant or Obligation. A breach by Seller of any of the representations, warranties or covenants or obligations set forth in [***] of this Agreement.
(e)Additional Breach of Representation or Covenant. A material breach by Seller of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 7.01(d) above), if such breach is not cured within [***].
(f)Change in Control. The occurrence of a Change in Control.

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(g)Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller or any Affiliate thereof, or shall have taken any action to displace the management of Seller or any Affiliate thereof or to curtail its authority in the conduct of the business of Seller or any Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller or any Affiliate thereof as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby, and such action provided for in this subparagraph (g) shall not have been discontinued or stayed within [***].
(h)Security Interest. This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Repurchase Assets purported to be covered hereby.
(i)Financial Statements. Seller’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller as a “going concern” or a reference of similar import.
(j)Validity of Agreement. For any reason, this Agreement at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or Seller or any Affiliate of Seller shall seek to disaffirm, terminate, limit or reduce its Obligations hereunder.
(k)Dedicated Account. Seller or any other Person shall have withdrawn any amounts on deposit in the Dedicated Account without the consent of Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders) other than funds deposited or withdrawn in error.
(l)Deposit and Remittance Requirements. Seller shall fail to comply with the deposit and remittance requirements set forth in the Ginnie Mae Contract and any and all instruments, agreements, invoices or other writings which give rise to or otherwise evidence any of the MSRs (subject to any cure period provided therein) or Section 4.2(a) of the Base Indenture (and such failure under Section 4.2(a) of the Base Indenture continues unremedied for a period of [***] after a Responsible Officer of the Seller obtains actual knowledge of such failure, or receives written notice from the Indenture Trustee or any Noteholder of such failure).
(m)Approved Ginnie Mae Issuer.
(i)The failure of Seller to be an approved issuer under the Ginnie Mae Contract related to the Participation Certificates pledged under the Indenture; or
(ii)Seller shall cease to be approved by Ginnie Mae as an issuer or its approval shall be revoked, suspended, rescinded, halted, eliminated, withdrawn, annulled, repealed, voided or terminated.
(n)Approved Mortgagee; Approved Servicer.
(i)Seller ceases to be (A) a HUD approved mortgagee pursuant to Section 203 of the National Housing Act or (B) a Fannie Mae or Freddie Mac approved servicer (only to the extent Seller services loans for Fannie Mae or Freddie Mac) or HUD, Fannie Mae or Freddie Mac, as applicable, suspends, rescinds, halts, eliminates, withdraws, annuls, repeals, voids or terminates the status of Seller as either (1) a HUD approved mortgagee pursuant to Section 203 of the National Housing Act or (2) a Fannie Mae or Freddie Mac approved servicer.

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(ii)Seller receives (A) a notice that HUD may take such action set forth in clause (i) above or (B) a notice from Ginnie Mae of a default by Seller under the Ginnie Mae Contract (a “Ginnie Mae Default Notice”); provided, however, that the receipt of such Ginnie Mae Default Notice shall not become an Event of Default unless and until the earlier of (A) Seller receives a notice from Ginnie Mae which provides for the termination and extinguishment of Seller’s rights or (B) Seller receives a second Ginnie Mae Default Notice for the occurrence and continuation of the same default for which it received the initial Ginnie Mae Default Notice.
(o)Fraud; Violation of Requirements. (i) Seller engages or has engaged in fraud or other reckless or intentional wrongdoing in connection herewith or any other Program Agreement or any document submitted pursuant thereto or otherwise in connection with any MBS, or in connection with any federal mortgage insurance or loan guaranty program, or other federal program related to any of the Mortgage Loans; or (ii) Seller has used any payments, collections, recoveries or other funds pertaining in any way to the Mortgage Loans in violation of the requirements of the Ginnie Mae Contract, any Guaranty Agreement or any and all instruments, agreements, invoices or other writings which give rise to or otherwise evidence any of the MSRs.
(p)Change to Guaranty Agreement or Ginnie Mae Contract. Any change to a Guaranty Agreement, the Ginnie Mae Contract or any and all instruments, agreements, invoices or other writings which give rise to or otherwise evidence any of the MSRs that would result in a Material Adverse Effect on Seller.
(q)Improper Transfer of Participation Certificates. loanDepot sells and/or contributes any Participation Certificate to any Person other than the Buyer or the Indenture Trustee.
(r)Cross Acceleration. (i) An Event of Default (as defined in the Base Indenture) has occurred and is continuing under the Indenture, (ii) Seller or Affiliates thereof shall be in default under any Indebtedness, in the aggregate, in excess of $[***] of Seller or any Affiliate thereof which default (1) involves the failure to pay a matured obligation, or (2) has resulted in the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (iii) any other contract or contracts, in the aggregate in excess of $[***] to which Seller or any Affiliate thereof is a party which default (1) involves the failure to pay a matured obligation, or (2) has resulted in the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.
Section 1.02No Waiver. An Event of Default shall be deemed to be continuing unless expressly waived by the Indenture Trustee on behalf of the Noteholders in writing.
Section 1.03Due and Payable. Upon the occurrence of any Event of Default which has not been waived in writing by Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders), Buyer may (at the written direction of the Indenture Trustee on behalf of the Noteholders), by notice to Seller, declare all Obligations to be immediately due and payable, and any obligation of Buyer to enter into Transactions with Seller shall thereupon immediately terminate. Upon such declaration, the Obligations shall become immediately due and payable, both as to Purchase Price outstanding and Price Differential, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or other evidence of such Obligations to the contrary notwithstanding, except with respect to any Event of Default set forth in Section 7.01(d), in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand, and any obligation of Buyer to enter into Transactions with Seller shall immediately terminate. Buyer may enforce payment of the same and exercise any or all of the

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rights, powers and remedies possessed by Buyer, whether under this Agreement or any other Program Agreement or afforded by Applicable Law.
Section 1.04Fees. The remedies provided for herein are cumulative and are not exclusive of any other remedies provided by law. Seller agrees to pay to Buyer reasonable attorneys’ fees and reasonable legal expenses incurred in enforcing Buyer’s rights, powers and remedies under this Agreement and each other Program Agreement.
Section 1.05Default Rate. Without regard to whether Buyer has exercised any other rights or remedies hereunder, if an Event of Default shall have occurred and be continuing, the applicable Pricing Rate shall be increased as set forth in the Pricing Side Letter, but in no event shall the Pricing Rate exceed the maximum amount permitted by law.
ARTICLE VIII

ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; SEPARATE ACTIONS BY BUYER
Section 1.01Entire Agreement; Amendments. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties hereto and supersedes any and all prior or contemporaneous agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or any of the Program Agreements, nor consent to the departure by Seller therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which it is given. Any amendment of this Agreement which affects the rights, duties, immunities, obligations or liabilities of the Owner Trustee in its capacity as owner trustee under the Trust Agreement shall require the written consent of the Owner Trustee.
Section 1.02Waivers, Separate Actions by Buyer. Any amendment or waiver effected in accordance with this Article VIII shall be binding upon Buyer and Seller; and Buyer’s failure to insist upon the strict performance of any term, condition or other provision of this Agreement or any of the Program Agreements, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by Buyer of any such term, condition or other provision or Default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term, condition or other provision or of any such Default or Event of Default shall not affect or alter this Agreement or any of the Program Agreements, and each and every term, condition and other provision of this Agreement and the Program Agreements shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default or Event of Default in connection therewith. An Event of Default hereunder or under any of the Program Agreements shall be deemed to be continuing unless and until cured or waived in writing by Buyer, as provided in Section 7.02.
ARTICLE IX

SUCCESSORS AND ASSIGNS
Section 1.01Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, any portion thereof, or any interest therein. Seller shall not have the right to assign all or any part of this Agreement or any interest herein without the prior written consent of Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders).

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Section 1.02Transfers.
(a)Buyer may in accordance with Applicable Law at any time assign, pledge, hypothecate, or otherwise transfer to one or more banks, financial institutions, investment companies, investment funds or any other Person (each, a “Transferee”) all or a portion of Buyer’s rights and obligations under this Agreement and the other Program Agreements; provided, that (i) Seller has consented to such assignment, pledge, hypothecation, or other transfer; provided, however, Seller’s consent shall not be required in the event that (A) such Transferee is an Affiliate of the Administrative Agent or (B) an Event of Default has occurred (ii) absent an Event of Default, Buyer shall give at least [***] prior notice thereof to Seller; and (iii) that each such sale shall represent an interest in the Transactions in an aggregate Purchase Price of $[***]or more. In the event of any such assignment, pledge, hypothecation or transfer by Buyer of Buyer’s rights under this Agreement and the other Program Agreements, Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement.
(b)Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller.
Section 1.03Buyer and Transaction Register.
(a)Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 9.03, from and after the effective date specified in each assignment and acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and acceptance, have the rights and obligations of Buyer under this Agreement.
(b)Seller or an agent of Seller shall maintain a register (the “Transaction Register”) on which it will record the Transactions entered into hereunder, and each assignment and acceptance and participation. The Transaction Register shall include the names and addresses of Buyers (including all assignees, successors and Participants), and the Purchase Price of the Transactions entered into by Buyer. Failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such Transactions. If Buyer sells a participation in any Transaction, it shall provide Seller, or maintain as agent of Seller, the information described in this paragraph and permit Seller to review such information as reasonably needed for Seller to comply with its obligations under this Agreement or under any Applicable Law or governmental regulation or procedure.
ARTICLE X

MISCELLANEOUS
Section 1.01Survival. This Agreement and the other Program Agreements and all covenants, agreements, representations and warranties herein and therein and in the certificates delivered pursuant hereto and thereto, shall survive the entering into of the Transaction and shall continue in full force and effect so long as any Obligations are outstanding and unpaid.
Section 1.02Nonliability of Buyer Parties. The parties hereto agree that, notwithstanding any affiliation that may exist between Seller and Buyer, the relationship between Seller and Buyer shall be solely that of arms-length participants. No Buyer Party shall have any fiduciary responsibilities to Seller. Seller (i) agrees that no Buyer Party shall have any liability to Seller (whether sounding in tort, contract or otherwise) for losses suffered by Seller in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this agreement, the other loan documents or any other agreement

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entered into in connection herewith or any act, omission or event occurring in connection therewith, unless it is determined by a judgment of a court that is binding on such Buyer Party (which judgment shall be final and not subject to review on appeal), that such losses were the result of acts or omissions on the part of such Buyer Party constituting gross negligence or willful misconduct and (ii) waives, releases and agrees not to sue upon any claim against each Buyer Party (whether sounding in tort, contract or otherwise), except a claim based upon gross negligence or willful misconduct. Whether or not such damages are related to a claim that is subject to such waiver and whether or not such waiver is effective, no Buyer Party shall have any liability with respect to, and Seller hereby waives, releases and agrees not to sue upon any claim for, any special, indirect, consequential or punitive damages suffered by Seller in connection with, arising out of, or in any way related to the transactions contemplated or the relationship established by this Agreement, the other loan documents or any other agreement entered into in connection herewith or therewith or any act, omission or event occurring in connection herewith or therewith, unless it is determined by a judgment of a court that is binding on Buyer (which judgment shall be final and not subject to review on appeal), that such damages were the result of acts or omissions on the part of a Buyer Party, as applicable, constituting willful misconduct or gross negligence.
Section 1.03Governing Law; Jurisdiction, Waiver of Jury Trial: Waiver of Damages.
(a)This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Seller acknowledges that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Buyer or any Buyer Party. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE ARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
(b)THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS DOCUMENTS IN ANY ACTION OR PROCEEDING. EACH PARTY HERETO HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.
(c)Each party hereto further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 10.04 hereof.

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(d)Nothing herein shall affect the right of either party to serve process in any other manner permitted by law.
(e)Each party waives the posting of any bond otherwise required of the claimant in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of such claimant, or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction this Agreement or any of the other Program Agreements.
Section 1.04Notices. Any and all notices (with the exception of Transaction Notices, which shall be delivered via electronic transmission only), statements, demands or other communications hereunder may be given by a party to the other by mail, email, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.
If to Seller:
loanDepot.com, LLC
6561 Irvine Center Drive
Irvine, CA 92618
Attention: [***]
        Phone Number: [***]
Email: [***]

With copies to:

loanDepot.com, LLC
6561 Irvine Center Drive
Irvine, CA 92618
Attention: [***]
Email: [***]

loanDepot.com, LLC
6561 Irvine Center Drive
Irvine, CA 92618
Attention: General Counsel
Email: [***]

If to Buyer:
LoanDepot GMSR Master Trust
c/o Wilmington Savings Fund Society, FSB, as
Owner Trustee
            500 Delaware Avenue, 11th Floor
            Wilmington, Delaware 19801
Attention: Corporate Trust Administration
Phone Number: [***]
E-mail: [***]

with a copy to the Seller:

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loanDepot.com, LLC
6561 Irvine Center Drive
Irvine, CA 92618
Attention: [***]
            Phone Number: [***]
Email: [***]

With copies to:

loanDepot.com, LLC
6561 Irvine Center Drive
Irvine, CA 92618
Attention: [***]
Email: [***]

loanDepot.com, LLC
6561 Irvine Center Drive
Irvine, CA 92618
Attention: General Counsel
Email: [***]
Counsel
Email[***]

    with a copy to the Administrative Agent:
Nomura Corporate Funding Americas, LLC
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Attention: [***]
Phone Number: [***]
Fax Number: [***]
Email: [***]

with a copy to the Credit Manager:
Pentalpha Surveillance LLC
375 N. French Rd., Suite 100
Amherst, New York 14228
Attention: loanDepot GMSR Master Trust
E-mail: [***]

Section 1.05Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. In case any provision in or obligation under this Agreement or any other Program Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 1.06Section Headings. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

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Section 1.07Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. The parties agree that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service with appropriate document access tracking, electronic signature tracking and document retention.
Section 1.08Periodic Due Diligence Review. Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to Seller and the Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than [***]’) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Buyer or its authorized representatives will be permitted during normal business hours, and in a manner that does not unreasonably interfere with the ordinary conduct of Seller’s business, to examine, inspect, and make copies and extracts of, any and all documents, records, agreements, instruments or information relating to such Assets in the possession or under the control of Seller. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Assets. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into a Transaction related to any Purchased Assets from Seller based solely upon the information provided by Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Assets related to a Transaction. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller.
Section 1.09Hypothecation or Pledge of Repurchase Assets. Subject to the applicable Acknowledgment Agreement, Buyer shall have free and unrestricted use of all Repurchase Assets and nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with all or a portion of the Repurchase Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating all or a portion of the Repurchase Assets; provided, however, that nothing under this Section 10.09 shall relieve the Buyer of its obligations to transfer Purchased Assets and Repurchase Assets to Seller (and not substitutions thereof) pursuant to the terms hereof.
Section 1.10Non-Confidentiality of Tax Treatment.
(a) This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Buyer or Seller, and shall be held by each party hereto in strict confidence and shall not be disclosed to any third party without the written consent of Buyer (at the written direction of the Administrative Agent) or Seller, except for (i) disclosure to Buyer’s or Seller’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (ii) disclosure to the parties to the Indenture, including noteholders and investors related thereto, but only to the extent such disclosure is necessary and such parties

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agree to hold all information in strict confidence, or (iii) disclosure required by law, rule, regulation or order of a court or other regulatory body. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreements, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Buyer any pricing terms (including the Pricing Rate, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the affected party (and in the case of the Buyer, at the written direction of the Administrative Agent).
(b)Notwithstanding anything in this Agreement to the contrary, Seller shall comply with all applicable local, state and federal laws, including all privacy and data protection law, rules and regulations that are applicable to the Repurchase Assets and/or any applicable terms of this Agreement (the “Confidential Information”). Each party hereto understands that the Confidential Information may contain “nonpublic personal information,” as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws. Each party hereto shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of each other party hereto and their Affiliates which such party holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Each party shall implement and maintain appropriate measures to meet the objectives of Section 501(b) of the GLB Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect. Upon request, each party will provide evidence reasonably satisfactory to allow the other party to confirm that it has satisfied its obligations as required under this section. Without limitation, this may include review of audits, summaries of test results, and other equivalent evaluations (in each case to the extent the party asked to disclose such information has the authority to do so). Each party shall notify the other party immediately following discovery of any material breach or material compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of the other party or its Affiliates, to the extent such information was provided directly to the notifying party by such affected party or its Affiliate. Each party experiencing such material breach or compromise shall provide such notice by personal delivery, by overnight courier with confirmation of receipt to the other party.
(c)In addition, Seller may disclose the Confidential Information with prior written notice to Buyer (if feasible) in any disclosures or filings required under Securities and Exchange Commission or state securities’ laws; provided that Seller shall not file the Pricing Side Letter without Buyer’s prior written consent.
Section 1.11Set-off. In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by Applicable Law to set-off and appropriate and apply against any Obligation from Seller or any Affiliate thereof to Buyer, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return funds to Seller), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time

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held or owing by or due from Buyer, to or for the credit or the account of Seller or any Affiliate thereof. Buyer agrees promptly to notify Seller after any such set off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.
Section 1.12Intent.
(a)The parties recognize that each Transaction is a “master netting agreement” as that term is defined in Section 101 of Title 11 of the United States Code and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code and that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code.
(b)It is understood that either party’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 7.03 hereof is a contractual right to liquidate such Transaction as described in Section 555 and Section 561 of Title 11 of the United States Code.
(c)The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
(d)It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
(e)This Agreement is intended to be a “securities contract,” within the meaning of Section 555 under the Bankruptcy Code, and a “master netting agreement,” within the meaning of Section 561 under the Bankruptcy Code.
Section 1.13Third Party Beneficiaries. The Administrative Agent, the Owner Trustee and the Indenture Trustee shall be express third party beneficiaries of this Agreement.
Section 1.14Owner Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by WSFS, not individually or personally but solely as trustee of Buyer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, warranties, undertakings and agreements herein made on the part of Buyer is made and intended not as personal representations, warranties, undertakings and agreements by WSFS but is made and intended for the purpose of binding only Buyer, (c) nothing herein contained shall be construed as creating any liability on WSFS, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WSFS has made no investigation as to the accuracy or completeness of any representations or warranties made by Buyer in this Agreement and (e) under no circumstances shall WSFS be personally liable for the payment of any indebtedness or expenses of Buyer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Buyer under this Agreement or any other related documents.

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Section 1.15Actions and Discretion of Buyer. Any provision providing for the exercise of any action or discretion by Buyer shall be exercised by the Indenture Trustee at the written direction of either [***]% of the VFN Noteholders or the Majority Noteholders of all Outstanding Notes. To the extent there are conflicting directions between [***]% of the VFN Noteholders and the Majority Noteholders, the Indenture Trustee will take its direction from 100% of the VFN Noteholders. In addition, and notwithstanding any other provision in this Agreement to the contrary, any approvals, consents, votes or other rights exercisable by Buyer under this Agreement shall be exercised by the Indenture Trustee on behalf of Noteholders.
Section 1.16Amendment and Restatement; Consent. As of the date hereof, the terms and conditions of the Original PC Repurchase Agreement shall be amended and restated as set forth herein and the Original PC Repurchase Agreement shall be superseded by this Agreement. The rights and obligations of the parties evidenced by the Original PC Repurchase Agreement shall be evidenced by this Agreement and shall continue to be in full force and effect as set forth in this Agreement. Each of the Buyer, Seller, the Administrative Agent, the Indenture Trustee and NCFA, as 100% of the VFN Noteholders, hereby consents to this Agreement and acknowledges and agrees that the amendments effected by this Agreement shall become effective on the Effective Date. NCFA, as 100% of the VFN Noteholders, hereby directs the Indenture Trustee to execute this Agreement.

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IN WITNESS WHEREOF, Seller, Buyer, Indenture Trustee, Administrative Agent and 100% of the VFN Noteholders have caused this Agreement to be executed and delivered by their duly authorized officers or trustees as of the date first above written.

LoanDepot GMSR Master Trust, as Buyer By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee
By:/s/ Mary Emily Pagano Name: Mary Emily Pagano Title: Vice President

[Signature page to 3rd A&R PC Master Repurchase Agreement—loanDepot GMSR Master Trust]
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LOANDEPOT.COM, LLC, as Seller
By:    /s/ David Hayes
Name:    David Hayes
Title:    CFO

[Signature page to 3rd A&R PC Master Repurchase Agreement—loanDepot GMSR Master Trust]
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CONSENTED AND AGREED TO BY:
CITIBANK, N.A., as Indenture Trustee and not in its individual capacity
By:    /s/Valerie Delgado
Name:Valerie Delgado
Title: Senior Trust Officer

[Signature page to 3rd A&R PC Master Repurchase Agreement—loanDepot GMSR Master Trust]
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CONSENTED TO BY:
NOMURA CORPORATE FUNDING AMERICAS, LLC, as Administrative Agent
By:/s/ Sanil Patel
Name: Sanil Patel
Title: Managing Director
:

[Signature page to 3rd A&R PC Master Repurchase Agreement—loanDepot GMSR Master Trust]
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CONSENTED TO BY:
NOMURA CORPORATE FUNDING AMERICAS, LLC, as Noteholder of 100% of the Outstanding VFNs
By:/s/ Sanil Patel
Name: Sanil Patel
Title: Managing Director
[Signature page to 3rd A&R PC Master Repurchase Agreement—loanDepot GMSR Master Trust]
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SCHEDULE 1-A
[***]
Schedule 1-A-1
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SCHEDULE 1-B
[***].

Schedule 1-B-1
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SCHEDULE 2
[***]
Schedule 2-1
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SCHEDULE 3

[***]
Schedule 3-1
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EXHIBIT A
[***]
Exhibit A-1
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EXHIBIT B
[***]
Exhibit C-1
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